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WaMu Asset-Backed Certificates
WaMu Series 2007-HE3 Trust
Issuing Entity

$527,524,000
(+/-5% Approximate)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this preliminary term sheet is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Revised: April 24, 2007

$527,524,000
(+/- 5% Approximate)
WaMu Asset-Backed Certificates
WaMu Series 2007-HE3 Trust

Class(1,2)	Principal Balance($)	Expected Rating S&P/Moody’s/Fitch	Assumed Final Distribution Date	Certificate Type

I-A(3)	372,475,000	AAA/Aaa/AAA	May 25, 2037	Floating Rate Senior
II-A1	148,430,000	AAA/Aaa/AAA	May 25, 2037	Floating Rate Senior
II-A2	51,418,000	AAA/Aaa/AAA	May 25, 2037	Floating Rate Senior
II-A3	85,451,000	AAA/Aaa/AAA	May 25, 2037	Floating Rate Senior
II-A4	33,059,000	AAA/Aaa/AAA	May 25, 2037	Floating Rate Senior
II-A5(3)	200,000,000	AAA/Aaa/AAA	May 25, 2037	Floating Rate Senior
M-1	53,588,000	AA+/Aa1/AA+	May 25, 2037	Floating Rate Subordinate
M-2	37,454,000	AA/Aa2/AA	May 25, 2037	Floating Rate Subordinate
M-3	21,896,000	AA-/Aa3/AA-	May 25, 2037	Floating Rate Subordinate
M-4	19,015,000	A+/A1/A+	May 25, 2037	Floating Rate Subordinate
M-5	19,015,000	A/A2/A	May 25, 2037	Floating Rate Subordinate
M-6	14,982,000	A-/A3/A-	May 25, 2037	Floating Rate Subordinate
M-7	16,134,000	BBB+/Baa1+/BBB+	May 25, 2037	Floating Rate Subordinate
M-8	10,948,000	BBB/Baa2/BBB	May 25, 2037	Floating Rate Subordinate
M-9	16,134,000	BBB-/Baa3/BBB-	May 25, 2037	Floating Rate Subordinate
Total	1,099,999,000

(1)     The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3, Class II-A4 and Class II-A5 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.  The principal balance of each class of the Certificates is subject to a 5% variance.

(2)     The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3, Class II‑A4 and Class II-A5 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)     Not offered hereby.

Depositor:  WaMu Asset Acceptance Corp.

Sponsor and Servicer:  Washington Mutual Bank.

Issuing Entity:  WaMu Asset-Backed Certificates WaMu Series 2007-HE3 Trust.  The Issuing Entity is also referred to herein as the “Trust.”

Servicing Fee Rate:  0.50% per annum.

Co-Lead Managers:  WaMu Capital Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee:  Citibank, N.A.

Delaware Trustee:  Christiana Bank & Trust Company.

Trustee Fee:    Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:  TBD.

Group I Certificates:  The Class I-A Certificates.

Group II Certificates:  The Class II-A1, Class II-A2, Class II-A3, Class II-A4 and Class II-A5 Certificates.

Sequential Group II Certificates:  The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:  The Group I Certificates and the Group II Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Certificates:  The Class A and Class M Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts and an obligation to make payments to the swap account for tax purposes.

Registration:  The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Certificates will be issued in minimum denominations of $25,000 original certificate principal balance and integral multiples of $1 in excess thereof.

Cut-off Date:  May 1, 2007.

Expected Pricing Date:  Week of April 23, 2007.

Expected Closing Date:  On or about May 10, 2007.

Expected Settlement Date:  On or about May 10, 2007.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in June 2007.

Final Scheduled Distribution Date:  May 2037.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in May 2037.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:  It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $1,152,436,233 of which: (i) approximately $481,856,229 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $670,580,005 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

Approximately 2.91% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 2.94% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 2.88% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:   Mortgage Loans with an original term to maturity equal to 480 months.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate.

Adjusted Net Maximum Mortgage Rate:  With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate.

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:  With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Class M Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group IMaximum Cap Rate:  With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:  With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:  With respect to the Class M Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:   With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Final Maturity Reserve Fund:  On or after the 121st Distribution Date through the 240th Distribution Date, if on such any Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 15%, an amount equal to 0.80% of the aggregate principal balance of the 40-Year Mortgage Loans (such amount is in each case the “Coupon Strip”) will be placed into a reserve fund (the “Final Maturity Reserve Fund”).  On and after the 241st Distribution Date, all amounts otherwise payable to the Class C Certificates will be deposited into the Final Maturity Reserve Fund until the amounts on deposit therein are equal to the stated principal balance of the Mortgage Loans with 40-year original term to maturity less the certificate principal balance of the Class C Certificates.  Amounts in the Final Maturity Reserve Fund will be available if needed to make a payment to certificateholders on the 360th Distribution Date.

Group I Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts:  With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount:   With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 54.60% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 54.60% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 4.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

  (a) the lesser of (x) 4.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 9.10% of the current aggregate stated principal balance of the Mortgage Loans; and

  (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates is reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in June 2010 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 45.40%.

Interest Coverage Account:  On the Closing Date, the Depositor will pay to the Trustee for deposit in an interest coverage account an amount which will be applied by the Trustee to cover shortfalls in the amount of interest generated by the related Mortgage Loans arising from the long first accrual period.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount; and

3) Subordination.

The Class A and Class M Certificates will have the benefit of Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 4.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds 35.00% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date in or after June 2009, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
June 2009 to May 2010	1.45% for the first month, plus an additional 1/12th of 2.15% for each month thereafter
June 2010 to May 2011	3.60% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
June 2011 to May 2012	5.60% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
June 2012 to May 2013	7.20% for the first month, plus an additional 1/12th of 1.00% for each month thereafter
June 2013 to May 2014	8.20% for the first month, plus an additional 1/12th of 0.30% for each month thereafter
June 2014 and thereafter	8.50%

Trigger Event:  With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	22.70%	A	45.40%
M-1	18.05%	M-1	36.10%
M-2	14.80%	M-2	29.60%
M-3	12.90%	M-3	25.80%
M-4	11.25%	M-4	22.50%
M-5	9.60%	M-5	19.20%
M-6	8.30%	M-6	16.60%
M-7	6.90%	M-7	13.80%
M-8	5.95%	M-8	11.90%
M-9	4.55%	M-9	9.10%

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by the Monthly Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class M Certificates in reverse sequential order, first to the Class M-9 Certificates, second to the Class M-8 Certificates, third to the Class M-7 Certificates, fourth to the Class M-6 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-4 Certificates, seventh to the Class M-3 Certificates, eighth to the Class M-2 Certificates and ninth to the Class M‑1 Certificates.

Swap Agreement:  On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to [5.030]% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event, an Event of Default where the Swap Counterparty is the Defaulting Party or a Termination Event where the Swap Counterparty is the Sole Affected Party, each as will be defined in the Swap Agreement (the “Swap Counterparty trigger event”)), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)  If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xiv) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)  If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xiii) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	256,480,417
2	898,048,184	32	246,135,016
3	891,598,365	33	236,614,670
4	882,692,476	34	227,464,212
5	872,036,454	35	218,463,546
6	859,861,630	36	209,640,349
7	856,400,679	37	209,489,604
8	851,221,886	38	197,051,539
9	844,327,303	39	188,510,931
10	835,975,602	40	181,069,852
11	825,902,256	41	174,163,237
12	813,782,699	42	167,813,798
13	797,489,810	43	161,855,292
14	776,757,272	44	156,222,601
15	753,543,895	45	150,990,232
16	731,192,509	46	145,960,585
17	710,207,522	47	141,449,494
18	690,368,264	48	137,079,664
19	671,518,532	49	132,870,029
20	653,566,023	50	128,791,586
21	636,543,252	51	124,833,127
22	620,385,388	52	120,950,648
23	604,672,888	53	117,165,820
24	373,263,386	54	113,479,171
25	359,546,965	55	109,890,569
26	334,745,373	56	106,399,180
27	313,060,886	57	103,001,791
28	295,636,980	58	99,733,865
29	280,830,963	59	96,601,212
30	267,960,382	60	93,609,805

Priority of Distributions:

I.                        Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)                     To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)                   To pay the Coupon Strip, if applicable;

iii)                  Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group.

iv)                 To the Class M-1 Certificates current interest;

v)                   To the Class M-2 Certificates current interest;

vi)                 To the Class M-3 Certificates current interest;

vii)                To the Class M-4 Certificates current interest;

viii)              To the Class M-5 Certificates current interest;

ix)                  To the Class M-6 Certificates current interest;

x)                    To the Class M-7 Certificates current interest;

xi)                  To the Class M-8 Certificates current interest;

xii)                 To the Class M-9 Certificates current interest; and

xiii)               Any interest distribution amounts remaining undistributed following (i) through (xii) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.                        Principal Distribution:

(A)  On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)                     To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)                   To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)                  An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iv)                 An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

v)                   Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

vi)                 Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vii)                To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

viii)              To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

ix)                  To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

x)                    To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

xi)                  To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xii)                 To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xiii)               To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiv)               To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xv)                To the Class M-9 Certificates until the principal balance thereof is reduced to zero; and

xvi)               Any Principal Distribution amounts remaining undistributed following (i) through (xv) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B)  On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)                     To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)                   To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)                  The Group I Principal Distribution Amount will be distributed as follows:

a.                    To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.                   To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iv)(a) below, according to the payment priority in clause (B)(iv)(a) below.

iv)                 The Group II Principal Distribution Amount will be distributed as follows:

a.                    To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.                   To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) above.

v)                   The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.                    To the Class M-1 Certificates until it reaches a 36.10% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.                   To the Class M-2 Certificates until it reaches a 29.60% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.                    To the Class M-3 Certificates until it reaches a 25.80% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.                   To the Class M-4 Certificates until it reaches a 22.50% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.                    To the Class M-5 Certificates until it reaches a 19.20% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.                     To the Class M-6 Certificates until it reaches a 16.60% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.                   To the Class M-7 Certificates until it reaches a 13.80% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.                   To the Class M-8 Certificates until it reaches a 11.90% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

i.                     To the Class M-9 Certificates until it reaches a 9.10% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage); and

j.                     Any Principal Distribution Amounts remaining undistributed following (a) through (i) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated among the Class II-A5 Certificates and the Sequential Group II Certificates pro rata, based on the principal balance of the Class II-A5 Certificates or the aggregate principal balance of the Sequential Group II Certificates, as applicable.  With respect to the Sequential Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

Monthly Excess Cashflow:

i)                     As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)                   Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)                  To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)                 To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)                   To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)                 To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)                To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)              To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)                  To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)                    To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts; and

xi)                  To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts.

xii)                 Any funds remaining after distributions described in (i) through (xi) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M‑1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates and then to the Class M-9 Certificates, sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xiii)               To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xiv)               Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921
Tim O'Brien	(212) 702-6919
Albert Chang	(212) 702-6934

Finance

Vinny Varca	(212) 702-6931
Jason Laukaitis	(206) 554-2450
Tom Lazar	(206) 554-2416

Merrill Lynch, Pierce, Fenner & Smith Incorporated
MBS/ABS Trading/Syndicate
Scott Soltas	212-449-3659	scott_soltas@ml.com
Vince Mora	212-449-1437	vince_morajr@ml.com
Brian Kane	212-449-3660	brian_f_kane@ml.com
Charles Sorrentino	212-449-3659	charles_sorrentino@ml.com
Matthew Sawatzky	212-449-3660	matthew_sawatzky@ml.com

Global Asset Backed Finance
Matt Whalen	212-449-0752	matthew_whalen@ml.com
Paul Park	212-449-6380	paul_park@ml.com
Tom Saywell	212-449-2122	tom_saywell@ml.com
Ketan Parekh	212-449-9506	ketan_parekh@ml.com
Fred Hubert	212-449-5071	fred_hubert@ml.com
Alice Chu	212-449-1701	alice_chu@ml.com
Sonia Lee	212-449-5067	sonia_lee@ml.com
Calvin Look	212-449-5029	calvin_look@ml.com
Yimin Ge	212-449-9401	yimin_ge@ml.com
Hoi Yee Leung	212-449-1901	hoiyee_leung@ml.com
Mark Dereska	212-449-1008	mark_dereska@ml.com
Joseph Lee	212-449-0879	joseph_lee@ml.com
Paul Fetch	212-449-1002	paul_fetch@ml.com
Mike Merwin	212-449-2579	michael_merwin@ml.com

Rating Agencies

Moody’s
Debash Chatterjee	(212) 553-1329
Rishi Salwan	(212) 553-1314
S&P
Todd Niemy	(212) 438-2494
Daniel Hall	(212) 438-1576
Rebecca Neary	(212) 438-3026

Fitch
Arjen Wink	(212) 908-0350
Alex Kung	(212) 908-0367

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$1,152,436,233	$3,350	$1,299,498
Average Scheduled Principle Balance	$249,337
Number of Mortgage Loans	4,622

Weighted Average Gross Coupon	8.415%	5.650%	13.850%
Weighted Average FICO Score	620	460	810
Weighted Average Original LTV	80.72%	7.20%	100.00%
Weighted Average Combined Original LTV	84.12%	7.20%	100.00%
Weighted Average DTI	41.74%	1.76%	77.00%

Weighted Average Original Term	363 months	120 months	480 months
Weighted Average Stated Remaining Term	360 months	117 months	479 months
Weighted Average Seasoning	3 months	0 months	65 months

Weighted Average Gross Margin	5.585%	4.250%	7.250%
Weighted Average Minimum Interest Rate	8.364%	5.650%	12.900%
Weighted Average Maximum Interest Rate	14.364%	11.650%	18.900%
Weighted Average Initial Rate Cap	2.145%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.046%	1.000%	2.000%
Weighted Average Months to Roll	27 months	1 months	60 months

Maturity Date		February 1,2017	April 1,2047

Adj Rate Mortgage	79.49%	Full	70.09%
Fixed Rate Mortgage	20.51%	Limited	3.68%
		Stated	26.22%
ARM—2 Yr/6 Mth	18.65%
ARM—2 Yr/6 Mth 40 Yr	1.77%	Cash-Out Refi	63.24%
ARM—2 Yr/6 Mth IO	6.85%	Purchase	22.87%
ARM—3 Yr/6 Mth	4.27%	Rate/Term Refi	13.88%
ARM—3 Yr/6 Mth 40 Yr	0.40%
ARM—3 Yr/6 Mth IO	1.69%	2-4 UNITS	6.35%
ARM—5 Yr/6 Mth	1.28%	Condominium	6.49%
ARM—5 Yr/6 Mth 40 Yr	0.21%	Planned Unit Development	12.00%
ARM—5 Yr/6 Mth IO	2.03%	Single Family	74.95%
ARM—6 Month	0.01%	Townhouse	0.21%
Balloon—15 Year	0.00%
Balloon—2 Yr/6 Mnth	33.24%	Investor	4.95%
Balloon—3 Yr/6 Mnth	6.11%	Owner-Occupied	93.06%
Balloon—30 Year	3.49%	Second Home	1.99%
Balloon—5 Yr/6 Mnth	2.99%
Fixed—10 Year	0.02%	First Lien	96.03%
Fixed—15 Year	0.31%	Second Lien	3.97%
Fixed—20 Year	0.13%
Fixed—30 Year	16.02%	Top 5 Locations:
Fixed—40 Year	0.53%	California	42.11%
		Florida	6.54%
Not Interest Only	89.44%	Washington	6.43%
Interest Only	10.56%	Maryland	4.77%
		Texas	4.70%
Prepay Penalty: N/A	19.43%
Prepay Penalty: 12 months	8.10%
Prepay Penalty: 24 months	42.70%
Prepay Penalty: 36 months	29.76%
Prepay Penalty: 60 months	0.01%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	305	$10,866,886.80	0.94%	10.798%	91.85%	627	83.46%	15.04%
50,000.01—100,000.00	742	$57,638,185.08	5.00%	9.673%	83.20%	614	80.65%	37.91%
100,000.01—150,000.00	723	$90,397,532.84	7.84%	9.081%	81.55%	612	79.82%	53.66%
150,000.01—200,000.00	589	$103,357,447.00	8.97%	8.541%	78.49%	613	77.32%	71.97%
200,000.01—250,000.00	434	$97,954,228.38	8.50%	8.391%	79.41%	610	75.19%	76.51%
250,000.01—300,000.00	397	$108,952,286.78	9.45%	8.194%	80.63%	616	74.60%	82.96%
300,000.01—350,000.00	334	$108,681,541.00	9.43%	8.107%	80.39%	619	65.37%	82.25%
350,000.01—400,000.00	238	$89,073,699.90	7.73%	8.107%	80.68%	628	67.19%	84.40%
400,000.01—450,000.00	201	$85,207,177.14	7.39%	8.006%	80.23%	628	59.82%	88.18%
450,000.01—500,000.00	166	$79,099,718.15	6.86%	8.215%	82.54%	629	68.69%	92.15%
500,000.01—550,000.00	116	$60,779,196.24	5.27%	8.317%	83.28%	628	62.75%	84.44%
550,000.01—600,000.00	132	$75,979,277.84	6.59%	8.319%	82.94%	633	63.66%	94.60%
600,000.01—650,000.00	78	$49,162,643.22	4.27%	8.227%	79.36%	624	66.60%	89.66%
650,000.01—700,000.00	36	$24,112,638.70	2.09%	8.387%	82.06%	625	58.82%	91.46%
700,000.01—750,000.00	37	$26,925,896.59	2.34%	8.444%	81.39%	614	53.91%	91.73%
750,000.01—800,000.00	18	$14,016,151.50	1.22%	8.360%	76.71%	617	55.45%	100.00%
800,000.01—850,000.00	18	$14,944,787.66	1.30%	8.251%	76.40%	619	60.91%	100.00%
850,000.01—900,000.00	16	$13,971,279.16	1.21%	8.387%	78.46%	610	68.64%	81.36%
900,000.01—950,000.00	9	$8,376,476.26	0.73%	8.235%	77.18%	621	66.74%	89.09%
950,000.01—1,000,000.00	30	$29,560,242.61	2.57%	8.309%	75.78%	612	86.65%	89.95%
>= 1,000,000.01	3	$3,378,940.63	0.29%	7.750%	76.85%	716	100.00%	100.00%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	18	$6,326,360.34	0.55%	5.815%	70.29%	646	95.27%	100.00%
6.000—6.499	132	$45,046,726.98	3.91%	6.313%	74.28%	669	86.80%	71.38%
6.500—6.999	354	$112,657,242.81	9.78%	6.761%	76.19%	649	81.23%	60.02%
7.000—7.499	442	$129,797,491.62	11.26%	7.267%	79.24%	640	83.83%	77.89%
7.500—7.999	699	$198,765,149.29	17.25%	7.760%	79.13%	631	76.47%	81.69%
8.000—8.499	570	$164,446,228.75	14.27%	8.246%	80.17%	622	70.70%	88.34%
8.500—8.999	577	$168,532,676.71	14.62%	8.750%	81.48%	614	59.94%	91.15%
9.000—9.499	343	$93,003,063.38	8.07%	9.222%	82.08%	594	61.10%	89.77%
9.500—9.999	430	$89,522,451.90	7.77%	9.730%	84.15%	589	57.58%	87.29%
10.000—10.499	276	$48,283,195.48	4.19%	10.210%	84.29%	591	65.54%	73.30%
10.500—10.999	186	$35,284,899.84	3.06%	10.711%	83.40%	571	49.63%	77.30%
11.000—11.499	253	$27,677,821.74	2.40%	11.187%	90.80%	606	58.92%	47.43%
11.500—11.999	280	$27,874,961.08	2.42%	11.677%	92.08%	598	57.57%	30.33%
12.000—12.499	41	$3,750,022.73	0.33%	12.158%	87.24%	602	53.57%	45.27%
12.500—12.999	18	$1,298,072.96	0.11%	12.661%	96.66%	617	74.47%	2.58%
13.000—13.499	2	$102,302.80	0.01%	13.237%	80.19%	525	100.00%	0.00%
13.500—13.999	1	$67,565.07	0.01%	13.850%	65.00%	509	100.00%	0.00%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	4	$291,995.97	0.03%	9.625%	85.16%	N/A	100.00%	34.23%
400—499	16	$1,397,818.76	0.12%	11.526%	73.82%	489	74.90%	87.15%
500—524	214	$51,882,646.39	4.50%	9.925%	73.10%	514	71.92%	87.75%
525—549	283	$63,223,323.61	5.49%	9.729%	76.34%	537	76.97%	83.56%
550—574	432	$108,458,670.78	9.41%	8.836%	78.21%	564	78.55%	88.20%
575—599	545	$142,769,226.70	12.39%	8.566%	80.96%	587	77.54%	82.56%
600—624	1,054	$245,397,790.08	21.29%	8.333%	81.61%	612	76.76%	79.39%
625—649	890	$219,431,105.93	19.04%	8.103%	82.04%	637	68.83%	78.05%
650—674	626	$164,645,744.56	14.29%	8.102%	82.30%	661	61.40%	73.46%
675—699	285	$77,317,274.66	6.71%	7.840%	81.72%	686	57.86%	74.36%
>= 700	273	$77,620,636.04	6.74%	7.795%	81.66%	729	50.67%	75.14%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	151	$25,624,393.79	2.22%	7.895%	41.12%	600	65.40%	58.83%
50.01—55.00	68	$16,318,370.60	1.42%	8.314%	52.95%	598	58.49%	74.33%
55.01—60.00	99	$23,188,401.89	2.01%	7.862%	57.94%	623	56.26%	63.32%
60.01—65.00	141	$35,291,125.29	3.06%	7.888%	63.44%	608	64.52%	62.68%
65.01—70.00	242	$63,457,914.71	5.51%	8.212%	68.68%	593	64.12%	75.91%
70.01—75.00	340	$101,124,089.08	8.77%	7.944%	73.97%	608	63.64%	81.09%
75.01—79.99	215	$60,206,403.88	5.22%	7.904%	78.09%	618	75.63%	77.83%
80.00—80.00	1,237	$357,020,124.26	30.98%	8.253%	80.00%	628	70.24%	88.07%
80.01—85.00	430	$123,111,459.42	10.68%	8.507%	84.59%	609	66.80%	85.38%
85.01—90.00	828	$228,852,304.85	19.86%	8.396%	89.69%	625	74.81%	82.15%
90.01—95.00	268	$64,873,775.03	5.63%	9.269%	94.77%	634	71.42%	86.85%
95.01—99.99	16	$1,294,614.14	0.11%	11.063%	98.43%	637	80.78%	7.91%
>= 100.00	587	$52,073,256.54	4.52%	10.914%	100.00%	641	83.50%	21.17%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	149	$25,312,468.86	2.20%	7.862%	41.27%	599	64.98%	58.82%
50.01—55.00	67	$15,133,272.74	1.31%	8.261%	52.72%	599	55.24%	73.55%
55.01—60.00	98	$22,773,515.71	1.98%	7.857%	57.96%	624	55.47%	62.65%
60.01—65.00	140	$35,454,172.45	3.08%	7.866%	63.30%	609	64.68%	62.17%
65.01—70.00	240	$62,381,566.94	5.41%	8.173%	68.61%	594	65.38%	75.50%
70.01—75.00	335	$98,794,908.62	8.57%	7.964%	73.99%	607	63.18%	80.65%
75.01—79.99	207	$56,763,668.46	4.93%	7.913%	77.71%	616	77.03%	76.89%
80.00—80.00	614	$165,401,429.50	14.35%	8.384%	80.00%	605	62.73%	79.71%
80.01—85.00	419	$124,984,851.86	10.85%	8.485%	84.17%	609	66.71%	85.83%
85.01—90.00	827	$230,913,765.02	20.04%	8.392%	89.42%	625	75.05%	82.61%
90.01—95.00	326	$84,660,074.43	7.35%	9.098%	91.37%	640	66.77%	89.53%
95.01—99.99	40	$8,509,118.42	0.74%	8.657%	83.90%	629	76.43%	59.28%
>= 100.00	1,160	$221,353,420.47	19.21%	8.772%	84.79%	645	79.96%	77.98%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
120	3	$259,731.38	0.02%	8.750%	52.94%	598	36.77%	0.00%
180	45	$3,638,383.00	0.32%	8.411%	67.05%	626	56.48%	0.00%
240	23	$1,514,047.05	0.13%	9.216%	85.91%	631	77.15%	0.00%
360	4,432	$1,113,506,007.45	96.62%	8.410%	80.73%	620	70.40%	79.81%
480	119	$33,518,064.60	2.91%	8.564%	81.73%	630	61.15%	81.64%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
61—120	6	$409,393.32	0.04%	9.211%	62.50%	603	49.79%	0.00%
121—180	42	$3,488,721.06	0.30%	8.342%	66.53%	627	55.80%	0.00%
181—240	23	$1,514,047.05	0.13%	9.216%	85.91%	631	77.15%	0.00%
241—300	17	$997,553.89	0.09%	11.700%	79.69%	582	84.84%	84.22%
301—360	4,415	$1,112,508,453.56	96.54%	8.407%	80.74%	620	70.39%	79.81%
>= 361	119	$33,518,064.60	2.91%	8.564%	81.73%	630	61.15%	81.64%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	213	$62,057,871.18	5.38%	8.543%	81.48%	630	85.40%	81.51%
20.01—25.00	165	$41,579,877.58	3.61%	8.364%	78.54%	625	68.74%	75.91%
25.01—30.00	269	$58,396,794.64	5.07%	8.580%	79.68%	617	74.39%	78.81%
30.01—35.00	409	$90,057,019.26	7.81%	8.327%	79.80%	627	66.97%	76.73%
35.01—40.00	612	$137,204,286.41	11.91%	8.385%	79.88%	625	64.69%	73.54%
40.01—45.00	888	$215,560,070.93	18.70%	8.451%	80.65%	627	64.08%	80.75%
45.01—50.00	1,277	$305,133,825.26	26.48%	8.498%	82.54%	627	68.71%	79.42%
50.01—55.00	748	$228,134,657.70	19.80%	8.285%	79.89%	599	75.92%	83.01%
55.01—60.00	40	$13,975,205.05	1.21%	8.014%	77.11%	598	88.30%	84.37%
>= 60.01	1	$336,625.47	0.03%	6.600%	90.00%	580	100.00%	100.00%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—2 Yr/6 Mth	934	$214,961,300.38	18.65%	8.964%	79.00%	591	70.21%	100.00%
ARM—2 Yr/6 Mth 40 Yr	58	$20,391,934.04	1.77%	8.807%	83.20%	626	54.85%	100.00%
ARM—2 Yr/6 Mth IO	208	$78,938,304.98	6.85%	7.754%	80.93%	648	85.08%	100.00%
ARM—3 Yr/6 Mth	233	$49,185,080.19	4.27%	8.736%	78.18%	601	69.27%	100.00%
ARM—3 Yr/6 Mth 40 Yr	21	$4,587,203.27	0.40%	8.431%	81.11%	621	60.74%	100.00%
ARM—3 Yr/6 Mth IO	52	$19,427,489.06	1.69%	7.540%	81.17%	662	82.76%	100.00%
ARM—5 Yr/6 Mth	59	$14,728,172.56	1.28%	8.322%	81.47%	620	65.77%	100.00%
ARM—5 Yr/6 Mth 40 Yr	10	$2,386,105.36	0.21%	7.453%	74.56%	648	87.43%	100.00%
ARM—5 Yr/6 Mth IO	60	$23,385,273.87	2.03%	7.203%	78.06%	661	90.97%	100.00%
ARM—6 Month	1	$110,799.90	0.01%	11.625%	85.00%	497	100.00%	100.00%
Balloon—15 Year	1	$30,096.94	0.00%	10.750%	67.83%	666	100.00%	0.00%
Balloon—2 Yr/6 Mnth	1,084	$383,053,951.56	33.24%	8.362%	81.88%	620	60.45%	100.00%
Balloon—3 Yr/6 Mnth	212	$70,419,791.77	6.11%	8.114%	81.47%	624	65.99%	100.00%
Balloon—30 Year	145	$40,231,559.64	3.49%	7.561%	77.07%	637	78.98%	0.00%
Balloon—5 Yr/6 Mnth	105	$34,497,919.21	2.99%	7.706%	80.31%	640	70.13%	100.00%
Fixed—10 Year	3	$259,731.38	0.02%	8.750%	52.94%	598	36.77%	0.00%
Fixed—15 Year	44	$3,608,286.06	0.31%	8.392%	67.04%	626	56.12%	0.00%
Fixed—20 Year	23	$1,514,047.05	0.13%	9.216%	85.91%	631	77.15%	0.00%
Fixed—30 Year	1,339	$184,566,364.33	16.02%	8.737%	81.81%	630	81.61%	0.00%
Fixed—40 Year	30	$6,152,821.93	0.53%	8.288%	80.10%	641	72.16%	0.00%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Ony	320	$121,751,067.91	10.56%	7.614%	80.42%	653	85.84%	100.00%
Not Interest Only	4,302	$1,030,685,165.57	89.44%	8.510%	80.76%	617	68.23%	77.07%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	4,302	$1,030,685,165.57	89.44%	8.510%	80.76%	617	68.23%	77.07%
24	200	$76,221,701.98	6.61%	7.729%	80.93%	648	85.45%	100.00%
36	52	$19,427,489.06	1.69%	7.540%	81.17%	662	82.76%	100.00%
60	65	$25,510,976.87	2.21%	7.328%	78.52%	661	89.02%	100.00%
84	3	$590,900.00	0.05%	7.454%	72.36%	617	100.00%	100.00%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	1,026	$223,913,514.12	19.43%	9.097%	80.85%	613	64.83%	77.71%
12	276	$93,361,575.57	8.10%	8.651%	79.96%	622	72.49%	88.77%
24	1,870	$492,044,489.88	42.70%	8.466%	81.83%	618	68.07%	94.07%
36	1,448	$342,999,211.65	29.76%	7.833%	79.25%	628	75.76%	57.25%
60	2	$117,442.26	0.01%	10.167%	90.00%	580	100.00%	0.00%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	4,011	$1,106,632,326.91	96.03%	8.299%	79.94%	619	69.76%	82.78%
Second Lien	611	$45,803,906.57	3.97%	11.229%	99.49%	648	78.10%	0.00%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	3,441	$807,759,095.47	70.09%	8.240%	81.33%	615	100.00%	76.46%
Limited	158	$42,466,611.22	3.68%	8.890%	82.16%	616	0.00%	84.63%
Stated	1,023	$302,210,526.79	26.22%	8.817%	78.88%	636	0.00%	86.87%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	2,647	$728,839,384.62	63.24%	8.317%	78.81%	611	65.74%	80.05%
Purchase	1,312	$263,587,145.99	22.87%	8.780%	85.25%	643	73.11%	82.68%
Rate/Term Refi	663	$160,009,702.87	13.88%	8.262%	81.96%	627	84.95%	71.68%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
2-4 UNITS	249	$73,231,336.70	6.35%	8.219%	76.73%	627	54.97%	85.76%
Condominium	342	$74,791,913.38	6.49%	8.596%	81.89%	635	63.25%	82.73%
Planned Unit Development	530	$138,242,970.35	12.00%	8.464%	82.51%	618	76.47%	78.58%
Single Family	3,486	$863,797,418.88	74.95%	8.408%	80.69%	619	71.02%	78.82%
Townhouse	15	$2,372,594.17	0.21%	8.736%	74.34%	607	41.27%	80.82%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	260	$57,100,940.98	4.95%	9.011%	79.36%	660	38.12%	86.54%
Owner-Occupied	4,291	$1,072,404,707.05	93.06%	8.389%	80.81%	618	71.89%	78.98%
Second Home	71	$22,930,585.45	1.99%	8.169%	79.74%	638	65.38%	85.99%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	3,037	$916,073,326.15	79.49%	8.388%	80.72%	618	67.42%	100.00%
Fixed Rate Mortgage	1,585	$236,362,907.33	20.51%	8.523%	80.73%	631	80.45%	0.00%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	335	$103,506,940.54	11.30%	8.290%	80.95%	636	48.70%	100.00%
5.000—5.999	2,260	$697,696,533.60	76.16%	8.264%	81.51%	624	69.07%	100.00%
6.000—6.999	330	$87,776,875.60	9.58%	9.225%	78.05%	568	72.13%	100.00%
>= 7.000	112	$27,092,976.41	2.96%	9.234%	68.13%	552	81.17%	100.00%
Total	3,037	$916,073,326.15	100.00%	8.388%	80.72%	618	67.42%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	18	$6,326,360.34	0.69%	5.815%	70.29%	646	95.27%	100.00%
6.000—6.499	90	$32,412,163.79	3.54%	6.317%	76.74%	667	84.84%	100.00%
6.500—6.999	196	$68,554,533.07	7.48%	6.818%	78.23%	644	82.37%	100.00%
7.000—7.499	309	$102,167,157.79	11.15%	7.304%	80.18%	639	83.13%	100.00%
7.500—7.999	535	$164,516,822.68	17.96%	7.800%	79.41%	632	75.69%	100.00%
8.000—8.499	471	$146,046,816.80	15.94%	8.258%	80.35%	622	68.99%	100.00%
8.500—8.999	496	$154,734,908.22	16.89%	8.763%	81.66%	615	57.91%	100.00%
9.000—9.499	292	$84,048,149.16	9.17%	9.234%	82.74%	596	58.55%	100.00%
9.500—9.999	291	$77,658,095.75	8.48%	9.743%	83.95%	585	55.06%	100.00%
10.000—10.499	141	$33,175,024.69	3.62%	10.225%	83.09%	575	55.53%	100.00%
10.500—10.999	116	$27,894,897.57	3.05%	10.732%	82.31%	564	45.21%	100.00%
11.000—11.499	47	$9,712,564.55	1.06%	11.162%	84.20%	571	31.16%	100.00%
11.500—11.999	30	$7,935,591.18	0.87%	11.718%	77.40%	537	19.99%	100.00%
12.000—12.499	4	$856,759.51	0.09%	12.096%	73.88%	524	17.06%	100.00%
12.500—12.999	1	$33,481.05	0.00%	12.900%	75.78%	491	100.00%	100.00%
Total	3,037	$916,073,326.15	100.00%	8.388%	80.72%	618	67.42%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.500—11.999	18	$6,326,360.34	0.69%	5.815%	70.29%	646	95.27%	100.00%
12.000—12.499	90	$32,412,163.79	3.54%	6.317%	76.74%	667	84.84%	100.00%
12.500—12.999	196	$68,554,533.07	7.48%	6.818%	78.23%	644	82.37%	100.00%
13.000—13.499	309	$102,167,157.79	11.15%	7.304%	80.18%	639	83.13%	100.00%
13.500—13.999	535	$164,516,822.68	17.96%	7.800%	79.41%	632	75.69%	100.00%
14.000—14.499	471	$146,046,816.80	15.94%	8.258%	80.35%	622	68.99%	100.00%
14.500—14.999	496	$154,734,908.22	16.89%	8.763%	81.66%	615	57.91%	100.00%
15.000—15.499	292	$84,048,149.16	9.17%	9.234%	82.74%	596	58.55%	100.00%
15.500—15.999	291	$77,658,095.75	8.48%	9.743%	83.95%	585	55.06%	100.00%
16.000—16.499	141	$33,175,024.69	3.62%	10.225%	83.09%	575	55.53%	100.00%
16.500—16.999	116	$27,894,897.57	3.05%	10.732%	82.31%	564	45.21%	100.00%
17.000—17.499	47	$9,712,564.55	1.06%	11.162%	84.20%	571	31.16%	100.00%
17.500—17.999	30	$7,935,591.18	0.87%	11.718%	77.40%	537	19.99%	100.00%
18.000—18.499	4	$856,759.51	0.09%	12.096%	73.88%	524	17.06%	100.00%
18.500—18.999	1	$33,481.05	0.00%	12.900%	75.78%	491	100.00%	100.00%
Total	3,037	$916,073,326.15	100.00%	8.388%	80.72%	618	67.42%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	297	$85,765,092.25	9.36%	8.065%	80.78%	642	83.83%	100.00%
2.000	1,987	$611,639,382.66	66.77%	8.552%	80.94%	610	63.60%	100.00%
3.000	753	$218,668,851.24	23.87%	8.056%	80.07%	629	71.66%	100.00%
Total	3,037	$916,073,326.15	100.00%	8.388%	80.72%	618	67.42%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	2,898	$873,629,049.12	95.37%	8.360%	80.64%	618	67.70%	100.00%
2.000	139	$42,444,277.03	4.63%	8.958%	82.26%	612	61.65%	100.00%
Total	3,037	$916,073,326.15	100.00%	8.388%	80.72%	618	67.42%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
6/1/2007	5	$656,693.97	0.07%	9.770%	63.79%	650	41.58%	100.00%
7/1/2007	3	$312,426.74	0.03%	10.508%	79.69%	641	45.39%	100.00%
8/1/2007	44	$4,477,159.36	0.49%	10.689%	81.56%	603	71.54%	100.00%
9/1/2007	59	$5,111,535.98	0.56%	11.011%	79.96%	574	76.10%	100.00%
10/1/2007	5	$280,469.02	0.03%	11.123%	72.92%	573	75.12%	100.00%
7/1/2008	1	$248,779.28	0.03%	7.625%	80.00%	633	0.00%	100.00%
9/1/2008	5	$1,686,970.30	0.18%	8.082%	77.47%	592	78.45%	100.00%
10/1/2008	6	$2,676,412.80	0.29%	8.163%	81.33%	630	100.00%	100.00%
11/1/2008	8	$2,048,894.17	0.22%	7.218%	81.34%	614	77.54%	100.00%
12/1/2008	13	$3,844,803.33	0.42%	8.513%	81.54%	574	39.91%	100.00%
1/1/2009	65	$25,005,466.28	2.73%	8.533%	82.08%	628	40.64%	100.00%
2/1/2009	64	$20,098,324.87	2.19%	8.725%	82.73%	629	37.54%	100.00%
3/1/2009	752	$245,701,518.66	26.82%	8.288%	80.67%	614	65.70%	100.00%
4/1/2009	1,230	$375,664,284.95	41.01%	8.548%	80.86%	614	69.33%	100.00%
5/1/2009	43	$10,885,630.00	1.19%	9.051%	83.88%	608	68.33%	100.00%
9/1/2009	1	$130,711.62	0.01%	7.600%	80.00%	674	100.00%	100.00%
10/1/2009	1	$37,916.17	0.00%	11.700%	95.00%	561	0.00%	100.00%
11/1/2009	4	$1,447,393.31	0.16%	8.220%	80.02%	580	54.54%	100.00%
12/1/2009	6	$2,287,892.23	0.25%	8.487%	84.83%	618	50.82%	100.00%
1/1/2010	12	$3,182,734.81	0.35%	8.402%	77.17%	586	61.55%	100.00%
2/1/2010	17	$5,750,298.31	0.63%	8.837%	75.33%	632	17.24%	100.00%
3/1/2010	167	$45,943,544.07	5.02%	8.088%	79.93%	620	71.54%	100.00%
4/1/2010	268	$77,168,584.92	8.42%	8.217%	81.08%	625	74.19%	100.00%
5/1/2010	24	$6,427,410.00	0.70%	8.790%	78.25%	605	52.20%	100.00%
9/1/2011	3	$475,498.54	0.05%	8.459%	86.70%	586	100.00%	100.00%
11/1/2011	2	$1,072,897.95	0.12%	8.346%	81.34%	628	30.36%	100.00%
12/1/2011	1	$305,999.99	0.03%	6.825%	90.00%	642	100.00%	100.00%
1/1/2012	1	$312,000.00	0.03%	5.675%	80.00%	686	100.00%	100.00%
2/1/2012	6	$2,227,822.19	0.24%	7.918%	84.94%	647	54.50%	100.00%
3/1/2012	88	$26,538,524.28	2.90%	7.439%	79.20%	643	82.73%	100.00%
4/1/2012	127	$41,477,428.05	4.53%	7.730%	79.58%	645	74.08%	100.00%
5/1/2012	6	$2,587,300.00	0.28%	8.546%	77.62%	610	74.40%	100.00%
Total	3,037	$916,073,326.15	100.00%	8.388%	80.72%	618	67.42%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	38	$5,916,201.22	0.51%	9.102%	81.40%	605	74.54%	56.71%
Alaska	19	$3,600,172.16	0.31%	8.239%	81.91%	630	87.82%	68.88%
Arizona	128	$28,619,472.14	2.48%	8.202%	81.32%	621	86.48%	84.43%
Arkansas	16	$1,673,013.61	0.15%	9.098%	84.73%	604	69.15%	32.10%
California	1,454	$485,277,462.16	42.11%	8.307%	80.34%	629	63.29%	86.23%
Colorado	87	$18,048,485.64	1.57%	8.408%	82.14%	632	65.97%	73.78%
Connecticut	39	$10,839,863.90	0.94%	8.325%	80.41%	597	89.15%	81.98%
Delaware	2	$568,668.30	0.05%	7.797%	90.00%	611	100.00%	100.00%
District of Columbia	33	$8,779,631.74	0.76%	8.271%	77.62%	612	70.74%	73.11%
Florida	357	$75,415,828.98	6.54%	8.605%	80.83%	617	56.15%	76.30%
Georgia	69	$14,840,521.50	1.29%	8.312%	82.90%	597	89.45%	59.54%
Hawaii	32	$12,458,920.96	1.08%	7.819%	78.36%	645	73.00%	61.56%
Idaho	31	$6,673,570.79	0.58%	8.204%	83.49%	623	83.26%	87.57%
Illinois	141	$30,156,557.04	2.62%	8.643%	80.76%	619	69.04%	73.74%
Indiana	32	$4,287,686.47	0.37%	8.600%	84.49%	601	79.09%	72.36%
Iowa	18	$2,012,293.85	0.17%	8.962%	83.96%	585	93.85%	42.30%
Kansas	11	$1,684,272.51	0.15%	9.382%	86.92%	593	57.09%	100.00%
Kentucky	7	$1,461,722.14	0.13%	9.238%	83.08%	631	90.86%	78.45%
Louisiana	16	$2,666,092.04	0.23%	8.411%	76.88%	618	83.08%	13.90%
Maine	15	$2,462,810.94	0.21%	7.660%	82.77%	612	77.60%	33.87%
Maryland	207	$55,007,718.30	4.77%	8.233%	81.98%	619	79.59%	70.20%
Massachusetts	56	$17,219,023.87	1.49%	8.854%	79.55%	612	67.17%	86.27%
Michigan	70	$9,491,003.58	0.82%	9.175%	81.16%	592	69.45%	79.29%
Minnesota	30	$5,720,604.94	0.50%	8.360%	81.97%	610	83.50%	84.48%
Mississippi	4	$232,388.15	0.02%	9.820%	90.05%	605	70.75%	20.80%
Missouri	54	$5,561,783.30	0.48%	9.048%	84.45%	608	87.47%	53.35%
Montana	7	$1,523,876.52	0.13%	8.390%	77.98%	620	69.26%	92.65%
Nebraska	21	$3,065,019.23	0.27%	8.948%	80.33%	611	64.78%	83.81%
Nevada	19	$5,283,295.89	0.46%	8.701%	79.82%	644	58.32%	90.25%
New Hampshire	9	$1,365,115.46	0.12%	8.107%	77.02%	629	75.79%	80.06%
New Jersey	150	$47,654,392.65	4.14%	8.587%	79.27%	608	69.16%	86.07%
New Mexico	22	$4,184,069.55	0.36%	8.553%	78.82%	631	64.19%	60.60%
New York	125	$44,593,178.73	3.87%	8.039%	76.61%	614	68.38%	69.61%
North Carolina	70	$10,135,294.68	0.88%	9.132%	84.56%	590	92.32%	74.48%
North Dakota	1	$103,438.57	0.01%	8.600%	100.00%	705	100.00%	100.00%
Ohio	41	$5,165,311.62	0.45%	8.481%	80.09%	616	80.00%	47.31%
Oklahoma	16	$1,925,012.52	0.17%	9.770%	83.55%	568	88.31%	61.37%
Oregon	121	$27,126,066.10	2.35%	8.451%	82.88%	623	80.87%	87.63%
Pennsylvania	108	$16,980,978.76	1.47%	8.777%	81.94%	589	83.26%	76.54%
Rhode Island	13	$2,907,909.56	0.25%	8.338%	80.96%	608	72.85%	70.93%
South Carolina	11	$1,211,827.81	0.11%	9.304%	85.03%	576	100.00%	56.93%
South Dakota	4	$598,957.55	0.05%	10.333%	84.37%	566	100.00%	100.00%
Tennessee	56	$8,220,771.12	0.71%	9.041%	83.52%	596	88.93%	56.47%
Texas	402	$54,171,053.28	4.70%	8.820%	80.74%	610	82.05%	60.75%
Utah	15	$3,925,870.60	0.34%	9.022%	77.36%	592	64.05%	88.68%
Vermont	4	$975,321.82	0.08%	7.789%	82.18%	600	76.06%	24.59%
Virginia	59	$16,270,170.68	1.41%	8.343%	81.39%	612	77.95%	76.70%
Washington	310	$74,078,471.62	6.43%	8.325%	82.03%	617	79.43%	83.68%
West Virginia	3	$259,187.29	0.02%	9.183%	86.96%	649	0.00%	26.93%
Wisconsin	66	$9,054,803.97	0.79%	8.612%	84.21%	612	90.03%	79.34%
Wyoming	3	$981,067.67	0.09%	6.616%	78.33%	711	100.00%	11.99%
Total	4,622	$1,152,436,233.48	100.00%	8.415%	80.72%	620	70.09%	79.49%

  Mortgage Loan Statistics-Group I

		Minimum	Maximum
Scheduled Principal Balance	$481,856,229	$14,993	$777,464
Average Scheduled Principle Balance	$199,444
Number of Mortgage Loans	2,416

Weighted Average Gross Coupon	8.379%	5.650%	12.700%
Weighted Average FICO Score	608	499	810
Weighted Average Original LTV	79.10%	16.78%	100.00%
Weighted Average Combined Original LTV	80.57%	16.78%	100.00%
Weighted Average DTI	43.43%	20.17%	58.49%

Weighted Average Original Term	363 months	120 months	480 months
Weighted Average Stated Remaining Term	361 months	119 months	479 months
Weighted Average Seasoning	1 month	0 months	8 months

Weighted Average Gross Margin	5.683%	4.990%	7.250%
Weighted Average Minimum Interest Rate	8.462%	5.650%	11.950%
Weighted Average Maximum Interest Rate	14.462%	11.650%	17.950%
Weighted Average Initial Rate Cap	2.204%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.053%	1.000%	2.000%
Weighted Average Months to Roll	26 months	16 months	60 months

Maturity Date		April 1,2017	April 1,2047

Adj Rate Mortgage	74.69%	Full	70.08%
Fixed Rate Mortgage	25.31%	Limited	2.64%
		Stated	27.28%
ARM—2 Yr/6 Mth	22.77%
ARM—2 Yr/6 Mth 40 Yr	1.19%	Cash-Out Refi	77.85%
ARM—2 Yr/6 Mth IO	1.88%	Purchase	6.09%
ARM—3 Yr/6 Mth	6.08%	Rate/Term Refi	16.06%
ARM—3 Yr/6 Mth 40 Yr	0.82%
ARM—3 Yr/6 Mth IO	0.65%	2-4 UNITS	8.60%
ARM—5 Yr/6 Mth	0.27%	Condominium	6.97%
ARM—5 Yr/6 Mth 40 Yr	0.06%	Planned Unit Development	10.38%
ARM—5 Yr/6 Mth IO	0.22%	Single Family	73.59%
Balloon—2 Yr/6 Mnth	31.83%	Townhouse	0.45%
Balloon—3 Yr/6 Mnth	7.79%
Balloon—30 Year	5.32%	Investor	4.90%
Balloon—5 Yr/6 Mnth	1.13%	Owner-Occupied	93.51%
Fixed—10 Year	0.03%	Second Home	1.59%
Fixed—15 Year	0.29%
Fixed—20 Year	0.21%	First Lien	98.78%
Fixed—30 Year	18.59%	Second Lien	1.22%
Fixed—40 Year	0.87%
		Top 5 Locations:
Not Interest Only	97.25%	California	27.19%
Interest Only	2.75%	Washington	8.16%
		Florida	7.86%
Prepay Penalty: N/A	21.01%	Maryland	6.24%
Prepay Penalty: 12 months	5.57%	New Jersey	5.46%
Prepay Penalty: 24 months	42.40%
Prepay Penalty: 36 months	31.02%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	117	$4,165,256.64	0.86%	10.781%	94.21%	636	87.68%	7.98%
50,000.01—100,000.00	375	$30,203,826.33	6.27%	8.979%	78.07%	602	84.65%	49.55%
100,000.01—150,000.00	450	$56,497,051.71	11.72%	8.528%	77.05%	598	80.63%	63.46%
150,000.01—200,000.00	405	$71,413,913.91	14.82%	8.435%	77.22%	603	77.63%	71.44%
200,000.01—250,000.00	331	$74,475,185.43	15.46%	8.341%	78.42%	603	74.57%	75.33%
250,000.01—300,000.00	278	$76,373,394.79	15.85%	8.266%	80.49%	609	69.20%	82.82%
300,000.01—350,000.00	222	$72,007,817.20	14.94%	8.231%	79.83%	609	61.79%	79.00%
350,000.01—400,000.00	143	$53,533,521.38	11.11%	8.135%	80.29%	617	62.14%	81.04%
400,000.01—450,000.00	61	$25,135,457.16	5.22%	8.265%	80.76%	615	54.07%	83.64%
450,000.01—500,000.00	17	$8,125,982.15	1.69%	7.973%	82.16%	623	59.56%	88.23%
500,000.01—550,000.00	8	$4,132,580.78	0.86%	8.572%	81.13%	624	24.97%	100.00%
550,000.01—600,000.00	4	$2,236,128.82	0.46%	9.039%	73.79%	611	49.62%	100.00%
600,000.01—650,000.00	2	$1,279,186.64	0.27%	7.668%	64.46%	742	0.00%	100.00%
700,000.01—750,000.00	2	$1,499,461.65	0.31%	8.587%	77.82%	656	0.00%	100.00%
750,000.01—800,000.00	1	$777,463.93	0.16%	7.125%	85.00%	590	100.00%	100.00%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	7	$2,155,357.67	0.45%	5.817%	68.00%	631	86.13%	100.00%
6.000—6.499	54	$12,756,476.81	2.65%	6.291%	74.19%	652	86.15%	66.15%
6.500—6.999	192	$45,354,843.64	9.41%	6.755%	75.09%	643	83.24%	50.66%
7.000—7.499	266	$59,229,083.95	12.29%	7.246%	76.13%	631	79.68%	66.61%
7.500—7.999	413	$88,685,279.79	18.40%	7.755%	78.18%	623	73.28%	71.50%
8.000—8.499	307	$66,208,092.40	13.74%	8.242%	78.72%	606	72.62%	82.40%
8.500—8.999	340	$72,290,767.96	15.00%	8.749%	80.53%	599	63.83%	86.95%
9.000—9.499	213	$41,609,575.99	8.64%	9.234%	80.28%	583	63.74%	82.68%
9.500—9.999	248	$42,164,118.97	8.75%	9.726%	83.04%	579	58.78%	82.66%
10.000—10.499	136	$22,578,935.54	4.69%	10.213%	82.90%	567	65.15%	77.70%
10.500—10.999	101	$15,900,455.17	3.30%	10.701%	83.13%	570	50.90%	75.99%
11.000—11.499	65	$6,378,057.77	1.32%	11.187%	84.91%	570	55.91%	63.02%
11.500—11.999	70	$6,325,506.35	1.31%	11.699%	86.32%	581	45.25%	50.05%
12.000—12.499	3	$164,689.98	0.03%	12.304%	71.95%	582	66.76%	0.00%
12.500—12.999	1	$54,986.53	0.01%	12.700%	100.00%	606	100.00%	0.00%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
400—499	1	$350,887.82	0.07%	11.500%	64.40%	499	0.00%	100.00%
500—524	148	$27,788,818.17	5.77%	9.920%	73.81%	513	75.02%	84.33%
525—549	202	$37,401,304.23	7.76%	9.562%	74.94%	537	84.17%	78.26%
550—574	315	$63,080,265.17	13.09%	8.649%	76.53%	563	80.27%	87.30%
575—599	374	$78,551,071.73	16.30%	8.403%	79.98%	587	79.57%	78.09%
600—624	516	$97,381,219.78	20.21%	8.196%	80.00%	612	69.58%	70.97%
625—649	422	$85,055,391.17	17.65%	7.948%	81.63%	636	62.90%	71.01%
650—674	230	$47,515,559.15	9.86%	7.886%	80.39%	661	59.76%	63.99%
675—699	123	$25,732,739.71	5.34%	7.839%	80.28%	686	56.20%	69.11%
>= 700	85	$18,998,971.59	3.94%	7.569%	79.42%	732	42.78%	67.07%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	111	$17,172,032.65	3.56%	7.889%	39.59%	596	61.93%	60.82%
50.01—55.00	45	$8,805,081.95	1.83%	8.274%	52.76%	590	53.16%	67.37%
55.01—60.00	62	$11,950,050.90	2.48%	7.894%	57.81%	615	61.78%	56.47%
60.01—65.00	97	$20,414,302.65	4.24%	8.066%	63.38%	596	63.50%	65.07%
65.01—70.00	171	$35,323,315.59	7.33%	8.145%	68.75%	590	63.33%	73.47%
70.01—75.00	217	$48,214,527.61	10.01%	8.042%	74.06%	597	60.39%	79.13%
75.01—79.99	134	$27,042,837.38	5.61%	7.922%	78.08%	611	74.12%	71.39%
80.00—80.00	552	$115,888,232.25	24.05%	8.411%	80.00%	610	68.79%	79.60%
80.01—85.00	255	$57,540,453.68	11.94%	8.521%	84.53%	604	72.10%	77.08%
85.01—90.00	491	$105,085,180.61	21.81%	8.424%	89.73%	617	76.90%	74.63%
90.01—95.00	129	$24,414,607.35	5.07%	9.195%	94.67%	622	78.91%	84.18%
95.01—99.99	9	$513,294.80	0.11%	10.768%	97.87%	634	90.26%	19.96%
>= 100.00	143	$9,492,311.10	1.97%	10.540%	100.00%	629	92.40%	46.46%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	110	$17,047,078.20	3.54%	7.867%	39.64%	596	61.65%	61.27%
50.01—55.00	46	$8,930,036.40	1.85%	8.311%	52.48%	590	53.82%	66.43%
55.01—60.00	61	$11,535,164.72	2.39%	7.885%	57.84%	616	60.41%	54.90%
60.01—65.00	98	$20,829,188.83	4.32%	8.068%	63.25%	596	64.22%	65.77%
65.01—70.00	169	$34,572,000.34	7.17%	8.141%	68.76%	589	63.54%	72.89%
70.01—75.00	215	$47,764,740.78	9.91%	8.032%	74.05%	597	60.52%	78.93%
75.01—79.99	131	$26,645,633.33	5.53%	7.920%	78.09%	610	73.73%	71.81%
80.00—80.00	379	$81,204,459.74	16.85%	8.532%	80.00%	594	63.88%	75.20%
80.01—85.00	256	$57,942,474.23	12.02%	8.522%	84.43%	604	72.30%	77.24%
85.01—90.00	487	$104,399,328.97	21.67%	8.424%	89.67%	617	76.86%	74.47%
90.01—95.00	153	$29,981,924.66	6.22%	9.080%	91.94%	629	72.98%	86.01%
95.01—99.99	19	$3,135,978.61	0.65%	8.750%	83.79%	621	67.75%	58.72%
>= 100.00	292	$37,868,219.71	7.86%	8.665%	85.08%	640	88.53%	79.95%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
120	2	$164,240.22	0.03%	8.866%	37.21%	603	0.00%	0.00%
180	13	$1,389,219.61	0.29%	8.170%	53.59%	605	51.93%	0.00%
240	7	$1,011,525.97	0.21%	8.468%	80.52%	617	83.13%	0.00%
360	2,323	$465,107,148.20	96.52%	8.380%	79.16%	607	70.23%	75.24%
480	71	$14,184,094.52	2.94%	8.349%	80.09%	624	66.92%	70.33%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
61—120	2	$164,240.22	0.03%	8.866%	37.21%	603	0.00%	0.00%
121—180	13	$1,389,219.61	0.29%	8.170%	53.59%	605	51.93%	0.00%
181—240	7	$1,011,525.97	0.21%	8.468%	80.52%	617	83.13%	0.00%
301—360	2,323	$465,107,148.20	96.52%	8.380%	79.16%	607	70.23%	75.24%
>= 361	71	$14,184,094.52	2.94%	8.349%	80.09%	624	66.92%	70.33%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
20.01—25.00	85	$15,858,644.38	3.29%	8.610%	79.14%	608	66.31%	74.33%
25.01—30.00	159	$26,934,048.27	5.59%	8.421%	77.93%	611	73.51%	65.49%
30.01—35.00	245	$43,359,585.10	9.00%	8.283%	76.79%	613	65.49%	69.68%
35.01—40.00	347	$64,515,503.43	13.39%	8.363%	78.82%	613	65.74%	69.13%
40.01—45.00	450	$89,767,373.29	18.63%	8.332%	78.06%	614	61.46%	74.94%
45.01—50.00	633	$123,245,375.79	25.58%	8.452%	80.97%	614	71.21%	76.11%
50.01—55.00	475	$112,545,961.67	23.36%	8.358%	79.37%	591	78.44%	79.96%
55.01—60.00	22	$5,629,736.59	1.17%	7.999%	75.78%	586	95.25%	81.58%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—2 Yr/6 Mth	590	$109,739,951.75	22.77%	8.904%	78.11%	581	72.61%	100.00%
ARM—2 Yr/6 Mth 40 Yr	28	$5,739,072.05	1.19%	8.550%	80.16%	618	55.99%	100.00%
ARM—2 Yr/6 Mth IO	32	$9,037,814.55	1.88%	7.204%	81.45%	665	88.48%	100.00%
ARM—3 Yr/6 Mth	164	$29,314,100.57	6.08%	8.704%	78.88%	597	68.87%	100.00%
ARM—3 Yr/6 Mth 40 Yr	18	$3,955,559.78	0.82%	8.417%	80.21%	611	65.16%	100.00%
ARM—3 Yr/6 Mth IO	11	$3,131,105.68	0.65%	7.484%	79.00%	674	74.69%	100.00%
ARM—5 Yr/6 Mth	8	$1,295,770.40	0.27%	8.492%	81.48%	609	82.47%	100.00%
ARM—5 Yr/6 Mth 40 Yr	2	$280,721.59	0.06%	8.092%	76.79%	606	100.00%	100.00%
ARM—5 Yr/6 Mth IO	4	$1,077,410.01	0.22%	7.359%	85.79%	661	100.00%	100.00%
Balloon—2 Yr/6 Mnth	593	$153,350,985.82	31.83%	8.310%	80.68%	611	59.26%	100.00%
Balloon—3 Yr/6 Mnth	146	$37,538,892.59	7.79%	8.093%	79.19%	614	65.15%	100.00%
Balloon—30 Year	112	$25,621,634.76	5.32%	7.619%	76.02%	630	80.91%	0.00%
Balloon—5 Yr/6 Mnth	21	$5,445,458.46	1.13%	7.889%	80.95%	633	71.73%	100.00%
Fixed—10 Year	2	$164,240.22	0.03%	8.866%	37.21%	603	0.00%	0.00%
Fixed—15 Year	13	$1,389,219.61	0.29%	8.170%	53.59%	605	51.93%	0.00%
Fixed—20 Year	7	$1,011,525.97	0.21%	8.468%	80.52%	617	83.13%	0.00%
Fixed—30 Year	642	$89,554,023.61	18.59%	8.280%	78.37%	616	83.01%	0.00%
Fixed—40 Year	23	$4,208,741.10	0.87%	8.030%	80.09%	646	81.28%	0.00%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Ony	47	$13,246,330.24	2.75%	7.283%	81.22%	667	86.15%	100.00%
Not Interest Only	2,369	$468,609,898.28	97.25%	8.410%	79.04%	606	69.63%	73.98%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	2,369	$468,609,898.28	97.25%	8.410%	79.04%	606	69.63%	73.98%
24	31	$8,708,814.55	1.81%	7.240%	81.88%	663	91.82%	100.00%
36	11	$3,131,105.68	0.65%	7.484%	79.00%	674	74.69%	100.00%
60	5	$1,406,410.01	0.29%	7.100%	82.10%	675	76.61%	100.00%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	554	$101,242,406.29	21.01%	8.901%	79.47%	603	68.61%	74.33%
12	116	$26,837,464.46	5.57%	8.681%	77.86%	608	65.73%	83.46%
24	974	$204,291,051.07	42.40%	8.457%	79.95%	602	68.11%	97.03%
36	772	$149,485,306.70	31.02%	7.864%	77.91%	618	74.56%	42.84%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	2,276	$475,964,363.00	98.78%	8.345%	78.85%	607	69.87%	75.62%
Second Lien	140	$5,891,865.52	1.22%	11.092%	99.44%	644	87.53%	0.00%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	1,814	$337,707,655.66	70.08%	8.228%	80.10%	601	100.00%	70.37%
Limited	62	$12,700,857.87	2.64%	8.757%	83.24%	601	0.00%	85.51%
Stated	540	$131,447,714.99	27.28%	8.731%	76.13%	626	0.00%	84.74%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	1,763	$375,131,009.14	77.85%	8.356%	77.97%	604	66.00%	75.37%
Purchase	248	$29,358,295.93	6.09%	8.649%	84.92%	633	81.68%	86.28%
Rate/Term Refi	405	$77,366,923.45	16.06%	8.388%	82.38%	614	85.49%	67.00%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
2-4 UNITS	150	$41,438,680.01	8.60%	8.202%	75.17%	626	46.36%	83.58%
Condominium	177	$33,599,149.67	6.97%	8.472%	81.24%	623	60.77%	81.73%
Planned Unit Development	240	$50,016,106.12	10.38%	8.436%	80.15%	603	78.48%	73.75%
Single Family	1,836	$354,618,715.25	73.59%	8.380%	79.23%	605	72.74%	73.07%
Townhouse	13	$2,183,577.47	0.45%	8.787%	74.96%	603	40.34%	83.30%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	111	$23,617,167.12	4.90%	9.002%	79.96%	659	29.85%	85.30%
Owner-Occupied	2,275	$450,588,767.58	93.51%	8.344%	79.08%	605	72.38%	73.94%
Second Home	30	$7,650,293.82	1.59%	8.496%	77.35%	603	59.12%	86.34%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	1,617	$359,906,843.25	74.69%	8.462%	79.60%	603	66.03%	100.00%
Fixed Rate Mortgage	799	$121,949,385.27	25.31%	8.133%	77.62%	620	82.04%	0.00%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	115	$27,788,147.15	7.72%	8.161%	80.36%	624	45.91%	100.00%
5.000—5.999	1,184	$265,425,564.93	73.75%	8.306%	80.64%	612	65.70%	100.00%
6.000—6.999	224	$47,903,864.23	13.31%	9.178%	77.59%	565	73.68%	100.00%
>= 7.000	94	$18,789,266.94	5.22%	9.289%	68.98%	554	80.97%	100.00%
Total	1,617	$359,906,843.25	100.00%	8.462%	79.60%	603	66.03%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	7	$2,155,357.67	0.60%	5.817%	68.00%	631	86.13%	100.00%
6.000—6.499	34	$8,438,144.01	2.34%	6.233%	76.51%	654	81.66%	100.00%
6.500—6.999	88	$22,976,896.70	6.38%	6.772%	78.52%	631	82.88%	100.00%
7.000—7.499	159	$39,450,595.72	10.96%	7.264%	77.37%	628	76.57%	100.00%
7.500—7.999	278	$63,406,500.83	17.62%	7.764%	77.73%	623	69.61%	100.00%
8.000—8.499	240	$54,557,114.14	15.16%	8.246%	78.59%	605	71.24%	100.00%
8.500—8.999	273	$62,853,603.47	17.46%	8.744%	80.58%	597	61.88%	100.00%
9.000—9.499	170	$34,404,206.95	9.56%	9.232%	81.43%	586	59.10%	100.00%
9.500—9.999	173	$34,852,609.73	9.68%	9.713%	83.12%	578	53.86%	100.00%
10.000—10.499	86	$17,544,048.98	4.87%	10.209%	82.77%	562	58.63%	100.00%
10.500—10.999	65	$12,082,460.09	3.36%	10.692%	83.07%	571	46.21%	100.00%
11.000—11.499	28	$4,019,309.91	1.12%	11.187%	81.70%	550	50.31%	100.00%
11.500—11.999	16	$3,165,995.05	0.88%	11.704%	74.90%	544	24.37%	100.00%
Total	1,617	$359,906,843.25	100.00%	8.462%	79.60%	603	66.03%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.500—11.999	7	$2,155,357.67	0.60%	5.817%	68.00%	631	86.13%	100.00%
12.000—12.499	34	$8,438,144.01	2.34%	6.233%	76.51%	654	81.66%	100.00%
12.500—12.999	88	$22,976,896.70	6.38%	6.772%	78.52%	631	82.88%	100.00%
13.000—13.499	159	$39,450,595.72	10.96%	7.264%	77.37%	628	76.57%	100.00%
13.500—13.999	278	$63,406,500.83	17.62%	7.764%	77.73%	623	69.61%	100.00%
14.000—14.499	240	$54,557,114.14	15.16%	8.246%	78.59%	605	71.24%	100.00%
14.500—14.999	273	$62,853,603.47	17.46%	8.744%	80.58%	597	61.88%	100.00%
15.000—15.499	170	$34,404,206.95	9.56%	9.232%	81.43%	586	59.10%	100.00%
15.500—15.999	173	$34,852,609.73	9.68%	9.713%	83.12%	578	53.86%	100.00%
16.000—16.499	86	$17,544,048.98	4.87%	10.209%	82.77%	562	58.63%	100.00%
16.500—16.999	65	$12,082,460.09	3.36%	10.692%	83.07%	571	46.21%	100.00%
17.000—17.499	28	$4,019,309.91	1.12%	11.187%	81.70%	550	50.31%	100.00%
17.500—17.999	16	$3,165,995.05	0.88%	11.704%	74.90%	544	24.37%	100.00%
Total	1,617	$359,906,843.25	100.00%	8.462%	79.60%	603	66.03%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	31	$8,708,814.55	2.42%	7.240%	81.88%	663	91.82%	100.00%
2.000	1,212	$269,159,009.62	74.79%	8.555%	79.60%	599	64.56%	100.00%
3.000	374	$82,039,019.08	22.79%	8.287%	79.35%	612	68.13%	100.00%
Total	1,617	$359,906,843.25	100.00%	8.462%	79.60%	603	66.03%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	1,534	$340,885,758.67	94.71%	8.449%	79.61%	603	66.53%	100.00%
2.000	83	$19,021,084.58	5.29%	8.697%	79.40%	605	57.16%	100.00%
Total	1,617	$359,906,843.25	100.00%	8.462%	79.60%	603	66.03%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
9/1/2008	2	$336,668.51	0.09%	8.386%	72.53%	547	25.35%	100.00%
10/1/2008	4	$1,167,195.62	0.32%	9.356%	77.98%	560	100.00%	100.00%
11/1/2008	4	$1,057,200.30	0.29%	7.029%	77.76%	603	73.04%	100.00%
12/1/2008	7	$1,639,933.85	0.46%	8.535%	83.77%	546	71.17%	100.00%
1/1/2009	27	$6,557,280.76	1.82%	8.368%	81.26%	599	49.92%	100.00%
2/1/2009	23	$5,537,938.11	1.54%	8.787%	81.37%	612	35.99%	100.00%
3/1/2009	412	$92,829,252.23	25.79%	8.309%	79.38%	604	65.11%	100.00%
4/1/2009	734	$162,970,904.79	45.28%	8.616%	79.56%	600	66.30%	100.00%
5/1/2009	30	$5,771,450.00	1.60%	8.926%	84.35%	599	83.29%	100.00%
9/1/2009	1	$130,711.62	0.04%	7.600%	80.00%	674	100.00%	100.00%
10/1/2009	1	$37,916.17	0.01%	11.700%	95.00%	561	0.00%	100.00%
11/1/2009	3	$789,357.75	0.22%	7.048%	75.87%	586	100.00%	100.00%
12/1/2009	4	$1,148,856.12	0.32%	7.682%	87.71%	651	77.09%	100.00%
1/1/2010	8	$1,507,041.10	0.42%	8.487%	75.76%	612	18.79%	100.00%
2/1/2010	10	$2,892,066.10	0.80%	8.647%	76.77%	615	22.54%	100.00%
3/1/2010	118	$24,995,708.24	6.95%	8.063%	78.47%	613	71.26%	100.00%
4/1/2010	175	$37,680,751.52	10.47%	8.429%	79.83%	607	71.83%	100.00%
5/1/2010	19	$4,757,250.00	1.32%	9.024%	77.59%	598	40.93%	100.00%
3/1/2012	4	$643,320.03	0.18%	7.973%	90.63%	615	87.98%	100.00%
4/1/2012	29	$7,070,090.43	1.96%	7.898%	80.82%	636	76.11%	100.00%
5/1/2012	2	$385,950.00	0.11%	8.267%	79.56%	591	100.00%	100.00%
Total	1,617	$359,906,843.25	100.00%	8.462%	79.60%	603	66.03%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	23	$2,827,269.14	0.59%	9.217%	81.04%	583	68.73%	63.63%
Alaska	14	$2,862,771.56	0.59%	8.179%	81.71%	623	84.68%	77.82%
Arizona	82	$14,243,488.59	2.96%	8.221%	79.56%	605	80.17%	81.48%
Arkansas	8	$1,157,731.63	0.24%	8.825%	87.32%	609	64.28%	27.93%
California	481	$131,029,680.40	27.19%	8.141%	75.66%	614	52.90%	83.06%
Colorado	44	$7,430,399.20	1.54%	8.355%	83.29%	614	80.67%	70.79%
Connecticut	30	$6,792,786.18	1.41%	8.420%	82.77%	601	90.65%	76.87%
Delaware	2	$568,668.30	0.12%	7.797%	90.00%	611	100.00%	100.00%
District of Columbia	21	$4,628,822.26	0.96%	8.129%	74.81%	607	64.89%	70.49%
Florida	201	$37,856,413.30	7.86%	8.330%	77.73%	613	58.76%	67.98%
Georgia	50	$9,342,700.44	1.94%	8.498%	82.94%	590	90.97%	54.84%
Hawaii	18	$7,030,621.51	1.46%	7.797%	79.29%	643	64.81%	67.15%
Idaho	18	$3,881,350.35	0.81%	8.133%	82.45%	615	75.27%	88.01%
Illinois	92	$16,853,014.39	3.50%	8.481%	80.15%	619	68.40%	67.55%
Indiana	24	$3,181,907.78	0.66%	8.586%	84.36%	589	96.09%	70.24%
Iowa	15	$1,776,781.65	0.37%	8.815%	83.29%	590	93.03%	34.65%
Kansas	7	$820,695.57	0.17%	8.753%	88.19%	604	100.00%	100.00%
Kentucky	4	$471,042.73	0.10%	8.770%	83.14%	625	71.63%	82.19%
Louisiana	11	$1,422,887.27	0.30%	8.552%	80.89%	606	75.19%	26.04%
Maine	12	$2,020,321.42	0.42%	7.464%	84.04%	618	77.54%	41.29%
Maryland	141	$30,047,065.67	6.24%	8.252%	81.37%	608	78.75%	69.60%
Massachusetts	35	$7,376,046.60	1.53%	8.820%	78.66%	611	82.82%	75.24%
Michigan	45	$5,254,299.95	1.09%	9.159%	81.84%	574	83.36%	69.75%
Minnesota	21	$4,396,884.68	0.91%	8.529%	82.29%	603	89.69%	87.32%
Missouri	34	$4,191,495.40	0.87%	8.669%	84.07%	609	88.77%	50.16%
Montana	3	$609,033.23	0.13%	7.684%	65.65%	638	41.48%	100.00%
Nebraska	14	$2,017,620.55	0.42%	9.134%	82.98%	604	52.64%	86.79%
Nevada	9	$1,841,728.59	0.38%	8.698%	82.35%	600	65.03%	86.86%
New Hampshire	7	$1,065,286.57	0.22%	7.887%	75.06%	623	68.97%	80.08%
New Jersey	96	$26,298,310.96	5.46%	8.532%	77.98%	602	63.82%	79.31%
New Mexico	11	$1,540,807.13	0.32%	8.136%	80.07%	635	66.56%	70.32%
New York	57	$16,214,535.62	3.37%	8.017%	74.97%	606	67.76%	62.78%
North Carolina	53	$7,586,699.94	1.57%	9.178%	85.00%	581	93.82%	70.70%
North Dakota	1	$103,438.57	0.02%	8.600%	100.00%	705	100.00%	100.00%
Ohio	19	$2,350,100.84	0.49%	8.322%	80.82%	601	97.18%	66.01%
Oklahoma	7	$835,713.95	0.17%	9.175%	83.04%	563	80.68%	47.80%
Oregon	68	$13,183,627.05	2.74%	8.584%	83.51%	617	78.36%	92.24%
Pennsylvania	79	$11,808,103.63	2.45%	8.864%	81.36%	583	87.50%	76.65%
Rhode Island	10	$2,140,447.18	0.44%	8.439%	81.65%	605	63.11%	87.96%
South Carolina	7	$947,660.58	0.20%	9.037%	85.06%	571	100.00%	52.81%
South Dakota	2	$314,951.85	0.07%	10.713%	87.37%	562	100.00%	100.00%
Tennessee	33	$4,066,166.93	0.84%	8.870%	84.32%	589	98.67%	46.36%
Texas	207	$23,731,374.08	4.92%	8.961%	79.30%	597	81.19%	54.84%
Utah	5	$991,220.29	0.21%	8.314%	75.85%	585	100.00%	79.33%
Vermont	4	$975,321.82	0.20%	7.789%	82.18%	600	76.06%	24.59%
Virginia	39	$8,692,831.90	1.80%	8.445%	79.56%	603	65.16%	77.87%
Washington	192	$39,325,094.33	8.16%	8.334%	81.11%	607	84.03%	81.05%
Wisconsin	59	$7,671,085.09	1.59%	8.570%	83.91%	607	88.23%	80.51%
Wyoming	1	$79,921.87	0.02%	6.100%	57.14%	592	100.00%	100.00%
Total	2,416	$481,856,228.52	100.00%	8.379%	79.10%	608	70.08%	74.69%

Mortgage Loan Statistics-Group II

		Minimum	Maximum
Scheduled Principal Balance	$670,580,005	$3,350	$1,299,498
Average Scheduled Principle Balance	$303,980
Number of Mortgage Loans	2,206

Weighted Average Gross Coupon	8.442%	5.675%	13.850%
Weighted Average FICO Score	629	460	801
Weighted Average Original LTV	81.89%	7.20%	100.00%
Weighted Average Combined Original LTV	86.66%	7.20%	100.00%
Weighted Average DTI	40.52%	1.76%	77.00%

Weighted Average Original Term	363 months	120 months	480 months
Weighted Average Stated Remaining Term	359 months	117 months	479 months
Weighted Average Seasoning	4 months	0 months	65 months

Weighted Average Gross Margin	5.522%	4.250%	7.250%
Weighted Average Minimum Interest Rate	8.300%	5.675%	12.900%
Weighted Average Maximum Interest Rate	14.300%	11.675%	18.900%
Weighted Average Initial Rate Cap	2.107%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.042%	1.000%	2.000%
Weighted Average Months to Roll	28 months	1 month	60 months

Maturity Date		February 1,2017	April 1,2047

Adj Rate Mortgage	82.94%	Full	70.10%
Fixed Rate Mortgage	17.06%	Limited	4.44%
		Stated	25.46%
ARM—2 Yr/6 Mth	15.69%
ARM—2 Yr/6 Mth 40 Yr	2.19%	Cash-Out Refi	52.75%
ARM—2 Yr/6 Mth IO	10.42%	Purchase	34.93%
ARM—3 Yr/6 Mth	2.96%	Rate/Term Refi	12.32%
ARM—3 Yr/6 Mth 40 Yr	0.09%
ARM—3 Yr/6 Mth IO	2.43%	2-4 UNITS	4.74%
ARM—5 Yr/6 Mth	2.00%	Condominium	6.14%
ARM—5 Yr/6 Mth 40 Yr	0.31%	Planned Unit Development	13.16%
ARM—5 Yr/6 Mth IO	3.33%	Single Family	75.93%
ARM—6 Month	0.02%	Townhouse	0.03%
Balloon—15 Year	0.00%
Balloon—2 Yr/6 Mnth	34.25%	Investor	4.99%
Balloon—3 Yr/6 Mnth	4.90%	Owner-Occupied	92.73%
Balloon—30 Year	2.18%	Second Home	2.28%
Balloon—5 Yr/6 Mnth	4.33%
Fixed—10 Year	0.01%	First Lien	94.05%
Fixed—15 Year	0.33%	Second Lien	5.95%
Fixed—20 Year	0.07%
Fixed—30 Year	14.17%	Top 5 Locations:
Fixed—40 Year	0.29%	California	52.83%
		Florida	5.60%
Not Interest Only	83.82%	Washington	5.18%
Interest Only	16.18%	Texas	4.54%
		New York	4.23%
Prepay Penalty: N/A	18.29%
Prepay Penalty: 12 months	9.92%
Prepay Penalty: 24 months	42.91%
Prepay Penalty: 36 months	28.86%
Prepay Penalty: 60 months	0.02%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	188	$6,701,630.16	1.00%	10.808%	90.38%	622	80.83%	19.42%
50,000.01—100,000.00	367	$27,434,358.75	4.09%	10.436%	88.85%	627	76.24%	25.09%
100,000.01—150,000.00	273	$33,900,481.13	5.06%	10.002%	89.05%	635	78.48%	37.32%
150,000.01—200,000.00	184	$31,943,533.09	4.76%	8.777%	81.33%	636	76.64%	73.15%
200,000.01—250,000.00	103	$23,479,042.95	3.50%	8.549%	82.57%	630	77.14%	80.25%
250,000.01—300,000.00	119	$32,578,891.99	4.86%	8.025%	80.97%	633	87.26%	83.27%
300,000.01—350,000.00	112	$36,673,723.80	5.47%	7.862%	81.50%	640	72.39%	88.63%
350,000.01—400,000.00	95	$35,540,178.52	5.30%	8.065%	81.28%	645	74.80%	89.47%
400,000.01—450,000.00	140	$60,071,719.98	8.96%	7.897%	80.01%	633	62.23%	90.07%
450,000.01—500,000.00	149	$70,973,736.00	10.58%	8.243%	82.58%	630	69.74%	92.60%
500,000.01—550,000.00	108	$56,646,615.46	8.45%	8.298%	83.44%	629	65.50%	83.30%
550,000.01—600,000.00	128	$73,743,149.02	11.00%	8.297%	83.22%	634	64.09%	94.43%
600,000.01—650,000.00	76	$47,883,456.58	7.14%	8.242%	79.76%	621	68.38%	89.39%
650,000.01—700,000.00	36	$24,112,638.70	3.60%	8.387%	82.06%	625	58.82%	91.46%
700,000.01—750,000.00	35	$25,426,434.94	3.79%	8.436%	81.60%	612	57.09%	91.24%
750,000.01—800,000.00	17	$13,238,687.57	1.97%	8.432%	76.22%	618	52.84%	100.00%
800,000.01—850,000.00	18	$14,944,787.66	2.23%	8.251%	76.40%	619	60.91%	100.00%
850,000.01—900,000.00	16	$13,971,279.16	2.08%	8.387%	78.46%	610	68.64%	81.36%
900,000.01—950,000.00	9	$8,376,476.26	1.25%	8.235%	77.18%	621	66.74%	89.09%
950,000.01—1,000,000.00	30	$29,560,242.61	4.41%	8.309%	75.78%	612	86.65%	89.95%
>= 1,000,000.01	3	$3,378,940.63	0.50%	7.750%	76.85%	716	100.00%	100.00%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	11	$4,171,002.67	0.62%	5.815%	71.48%	654	100.00%	100.00%
6.000—6.499	78	$32,290,250.17	4.82%	6.321%	74.31%	676	87.06%	73.44%
6.500—6.999	162	$67,302,399.17	10.04%	6.765%	76.93%	654	79.88%	66.33%
7.000—7.499	176	$70,568,407.67	10.52%	7.285%	81.84%	648	87.32%	87.36%
7.500—7.999	286	$110,079,869.50	16.42%	7.764%	79.89%	638	79.03%	89.90%
8.000—8.499	263	$98,238,136.35	14.65%	8.248%	81.14%	632	69.40%	92.34%
8.500—8.999	237	$96,241,908.75	14.35%	8.751%	82.19%	625	57.03%	94.31%
9.000—9.499	130	$51,393,487.39	7.66%	9.213%	83.53%	603	58.97%	95.51%
9.500—9.999	182	$47,358,332.93	7.06%	9.733%	85.14%	598	56.51%	91.41%
10.000—10.499	140	$25,704,259.94	3.83%	10.207%	85.52%	613	65.88%	69.44%
10.500—10.999	85	$19,384,444.67	2.89%	10.720%	83.61%	572	48.59%	78.37%
11.000—11.499	188	$21,299,763.97	3.18%	11.186%	92.56%	617	59.82%	42.77%
11.500—11.999	210	$21,549,454.73	3.21%	11.671%	93.77%	603	61.18%	24.54%
12.000—12.499	38	$3,585,332.75	0.53%	12.151%	87.94%	603	52.96%	47.35%
12.500—12.999	17	$1,243,086.43	0.19%	12.659%	96.51%	618	73.34%	2.69%
13.000—13.499	2	$102,302.80	0.02%	13.237%	80.19%	525	100.00%	0.00%
13.500—13.999	1	$67,565.07	0.01%	13.850%	65.00%	509	100.00%	0.00%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	4	$291,995.97	0.04%	9.625%	85.16%	N/A	100.00%	34.23%
400—499	15	$1,046,930.94	0.16%	11.535%	76.97%	485	100.00%	82.84%
500—524	66	$24,093,828.22	3.59%	9.931%	72.28%	514	68.34%	91.71%
525—549	81	$25,822,019.38	3.85%	9.971%	78.37%	536	66.54%	91.24%
550—574	117	$45,378,405.61	6.77%	9.096%	80.55%	564	76.16%	89.45%
575—599	171	$64,218,154.97	9.58%	8.765%	82.17%	587	75.06%	88.02%
600—624	538	$148,016,570.30	22.07%	8.423%	82.67%	613	81.48%	84.92%
625—649	468	$134,375,714.76	20.04%	8.200%	82.30%	638	72.59%	82.51%
650—674	396	$117,130,185.41	17.47%	8.190%	83.07%	661	62.06%	77.31%
675—699	162	$51,584,534.95	7.69%	7.841%	82.44%	687	58.69%	76.98%
>= 700	188	$58,621,664.45	8.74%	7.869%	82.38%	727	53.22%	77.76%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	40	$8,452,361.14	1.26%	7.906%	44.24%	607	72.46%	54.78%
50.01—55.00	23	$7,513,288.65	1.12%	8.360%	53.18%	606	64.74%	82.49%
55.01—60.00	37	$11,238,350.99	1.68%	7.828%	58.08%	632	50.39%	70.61%
60.01—65.00	44	$14,876,822.64	2.22%	7.644%	63.54%	625	65.92%	59.41%
65.01—70.00	71	$28,134,599.12	4.20%	8.297%	68.60%	597	65.13%	78.99%
70.01—75.00	123	$52,909,561.47	7.89%	7.854%	73.90%	618	66.60%	82.89%
75.01—79.99	81	$33,163,566.50	4.95%	7.890%	78.09%	624	76.87%	83.09%
80.00—80.00	685	$241,131,892.01	35.96%	8.177%	80.00%	637	70.93%	92.14%
80.01—85.00	175	$65,571,005.74	9.78%	8.495%	84.65%	613	62.14%	92.67%
85.01—90.00	337	$123,767,124.24	18.46%	8.373%	89.66%	632	73.05%	88.53%
90.01—95.00	139	$40,459,167.68	6.03%	9.314%	94.84%	642	66.89%	88.47%
95.01—99.99	7	$781,319.34	0.12%	11.258%	98.80%	640	74.55%	0.00%
>= 100.00	444	$42,580,945.44	6.35%	10.998%	100.00%	643	81.51%	15.54%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50.00	39	$8,265,390.66	1.23%	7.850%	44.65%	605	71.84%	53.75%
50.01—55.00	21	$6,203,236.34	0.93%	8.189%	53.06%	612	57.29%	83.80%
55.01—60.00	37	$11,238,350.99	1.68%	7.828%	58.08%	632	50.39%	70.61%
60.01—65.00	42	$14,624,983.62	2.18%	7.579%	63.39%	629	65.34%	57.05%
65.01—70.00	71	$27,809,566.60	4.15%	8.212%	68.42%	600	67.67%	78.74%
70.01—75.00	120	$51,030,167.84	7.61%	7.899%	73.94%	616	65.67%	82.26%
75.01—79.99	76	$30,118,035.13	4.49%	7.907%	77.38%	621	79.95%	81.38%
80.00—80.00	235	$84,196,969.76	12.56%	8.242%	80.00%	615	61.62%	84.06%
80.01—85.00	163	$67,042,377.63	10.00%	8.453%	83.95%	613	61.88%	93.25%
85.01—90.00	340	$126,514,436.05	18.87%	8.366%	89.21%	632	73.55%	89.34%
90.01—95.00	173	$54,678,149.77	8.15%	9.108%	91.05%	646	63.37%	91.46%
95.01—99.99	21	$5,373,139.81	0.80%	8.603%	83.96%	633	81.49%	59.60%
>= 100.00	868	$183,485,200.76	27.36%	8.794%	84.73%	646	78.20%	77.57%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
120	1	$95,491.16	0.01%	8.550%	80.00%	589	100.00%	0.00%
180	32	$2,249,163.39	0.34%	8.560%	75.37%	639	59.29%	0.00%
240	16	$502,521.08	0.07%	10.721%	96.76%	658	65.11%	0.00%
360	2,109	$648,398,859.25	96.69%	8.431%	81.87%	629	70.53%	83.09%
480	48	$19,333,970.08	2.88%	8.721%	82.93%	634	56.92%	89.94%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
61—120	4	$245,153.10	0.04%	9.443%	79.45%	603	83.14%	0.00%
121—180	29	$2,099,501.45	0.31%	8.457%	75.10%	641	58.36%	0.00%
181—240	16	$502,521.08	0.07%	10.721%	96.76%	658	65.11%	0.00%
241—300	17	$997,553.89	0.15%	11.700%	79.69%	582	84.84%	84.22%
301—360	2,092	$647,401,305.36	96.54%	8.426%	81.87%	629	70.50%	83.09%
>= 361	48	$19,333,970.08	2.88%	8.721%	82.93%	634	56.92%	89.94%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—20.00	213	$62,057,871.18	9.25%	8.543%	81.48%	630	85.40%	81.51%
20.01—25.00	80	$25,721,233.20	3.84%	8.213%	78.16%	636	70.24%	76.89%
25.01—30.00	110	$31,462,746.37	4.69%	8.717%	81.19%	621	75.15%	90.21%
30.01—35.00	164	$46,697,434.16	6.96%	8.368%	82.60%	640	68.34%	83.28%
35.01—40.00	265	$72,688,782.98	10.84%	8.404%	80.83%	636	63.76%	77.45%
40.01—45.00	438	$125,792,697.64	18.76%	8.536%	82.50%	637	65.95%	84.90%
45.01—50.00	644	$181,888,449.47	27.12%	8.528%	83.60%	636	67.01%	81.66%
50.01—55.00	273	$115,588,696.03	17.24%	8.214%	80.40%	606	73.46%	85.98%
55.01—60.00	18	$8,345,468.46	1.24%	8.024%	78.01%	605	83.61%	86.25%
>= 60.01	1	$336,625.47	0.05%	6.600%	90.00%	580	100.00%	100.00%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—2 Yr/6 Mth	344	$105,221,348.63	15.69%	9.026%	79.94%	600	67.71%	100.00%
ARM—2 Yr/6 Mth 40 Yr	30	$14,652,861.99	2.19%	8.907%	84.39%	629	54.40%	100.00%
ARM—2 Yr/6 Mth IO	176	$69,900,490.43	10.42%	7.825%	80.86%	646	84.64%	100.00%
ARM—3 Yr/6 Mth	69	$19,870,979.62	2.96%	8.783%	77.15%	608	69.86%	100.00%
ARM—3 Yr/6 Mth 40 Yr	3	$631,643.49	0.09%	8.521%	86.70%	681	33.05%	100.00%
ARM—3 Yr/6 Mth IO	41	$16,296,383.38	2.43%	7.551%	81.58%	660	84.32%	100.00%
ARM—5 Yr/6 Mth	51	$13,432,402.16	2.00%	8.306%	81.47%	621	64.16%	100.00%
ARM—5 Yr/6 Mth 40 Yr	8	$2,105,383.77	0.31%	7.368%	74.26%	654	85.75%	100.00%
ARM—5 Yr/6 Mth IO	56	$22,307,863.86	3.33%	7.195%	77.69%	661	90.53%	100.00%
ARM—6 Month	1	$110,799.90	0.02%	11.625%	85.00%	497	100.00%	100.00%
Balloon—15 Year	1	$30,096.94	0.00%	10.750%	67.83%	666	100.00%	0.00%
Balloon—2 Yr/6 Mnth	491	$229,702,965.74	34.25%	8.397%	82.68%	626	61.25%	100.00%
Balloon—3 Yr/6 Mnth	66	$32,880,899.18	4.90%	8.138%	84.08%	636	66.94%	100.00%
Balloon—30 Year	33	$14,609,924.88	2.18%	7.458%	78.92%	650	75.60%	0.00%
Balloon—5 Yr/6 Mnth	84	$29,052,460.75	4.33%	7.671%	80.18%	641	69.83%	100.00%
Fixed—10 Year	1	$95,491.16	0.01%	8.550%	80.00%	589	100.00%	0.00%
Fixed—15 Year	31	$2,219,066.45	0.33%	8.530%	75.47%	638	58.74%	0.00%
Fixed—20 Year	16	$502,521.08	0.07%	10.721%	96.76%	658	65.11%	0.00%
Fixed—30 Year	697	$95,012,340.72	14.17%	9.167%	85.05%	642	80.30%	0.00%
Fixed—40 Year	7	$1,944,080.83	0.29%	8.846%	80.10%	632	52.42%	0.00%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Ony	273	$108,504,737.67	16.18%	7.654%	80.32%	651	85.80%	100.00%
Not Interest Only	1,933	$562,075,267.29	83.82%	8.594%	82.19%	625	67.06%	79.64%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	1,933	$562,075,267.29	83.82%	8.594%	82.19%	625	67.06%	79.64%
24	169	$67,512,887.43	10.07%	7.792%	80.80%	646	84.63%	100.00%
36	41	$16,296,383.38	2.43%	7.551%	81.58%	660	84.32%	100.00%
60	60	$24,104,566.86	3.59%	7.341%	78.31%	661	89.74%	100.00%
84	3	$590,900.00	0.09%	7.454%	72.36%	617	100.00%	100.00%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	472	$122,671,107.83	18.29%	9.259%	82.00%	621	61.72%	80.50%
12	160	$66,524,111.11	9.92%	8.638%	80.80%	628	75.21%	90.90%
24	896	$287,753,438.81	42.91%	8.473%	83.16%	629	68.05%	91.96%
36	676	$193,513,904.95	28.86%	7.809%	80.28%	637	76.68%	68.38%
60	2	$117,442.26	0.02%	10.167%	90.00%	580	100.00%	0.00%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	1,735	$630,667,963.91	94.05%	8.264%	80.77%	628	69.68%	88.19%
Second Lien	471	$39,912,041.05	5.95%	11.249%	99.50%	648	76.71%	0.00%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	1,627	$470,051,439.81	70.10%	8.249%	82.22%	625	100.00%	80.83%
Limited	96	$29,765,753.35	4.44%	8.947%	81.69%	622	0.00%	84.26%
Stated	483	$170,762,811.80	25.46%	8.883%	81.00%	643	0.00%	88.51%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	884	$353,708,375.48	52.75%	8.277%	79.70%	618	65.46%	85.01%
Purchase	1,064	$234,228,850.06	34.93%	8.796%	85.30%	644	72.04%	82.23%
Rate/Term Refi	258	$82,642,779.42	12.32%	8.144%	81.57%	639	84.44%	76.06%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
2-4 UNITS	99	$31,792,656.69	4.74%	8.242%	78.77%	628	66.19%	88.60%
Condominium	165	$41,192,763.71	6.14%	8.698%	82.42%	645	65.28%	83.54%
Planned Unit Development	290	$88,226,864.23	13.16%	8.480%	83.84%	627	75.32%	81.31%
Single Family	1,650	$509,178,703.63	75.93%	8.427%	81.70%	629	69.83%	82.83%
Townhouse	2	$189,016.70	0.03%	8.144%	67.24%	650	52.08%	52.08%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	149	$33,483,773.86	4.99%	9.018%	78.94%	661	43.96%	87.41%
Owner-Occupied	2,016	$621,815,939.47	92.73%	8.422%	82.07%	627	71.54%	82.63%
Second Home	41	$15,280,291.63	2.28%	8.006%	80.93%	655	68.51%	85.82%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	1,420	$556,166,482.90	82.94%	8.340%	81.44%	627	68.31%	100.00%
Fixed Rate Mortgage	786	$114,413,522.06	17.06%	8.938%	84.04%	643	78.76%	0.00%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	220	$75,718,793.39	13.61%	8.337%	81.17%	641	49.73%	100.00%
5.000—5.999	1,076	$432,270,968.67	77.72%	8.239%	82.05%	631	71.13%	100.00%
6.000—6.999	106	$39,873,011.37	7.17%	9.280%	78.60%	571	70.28%	100.00%
>= 7.000	18	$8,303,709.47	1.49%	9.110%	66.20%	548	81.63%	100.00%
Total	1,420	$556,166,482.90	100.00%	8.340%	81.44%	627	68.31%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
5.500—5.999	11	$4,171,002.67	0.75%	5.815%	71.48%	654	100.00%	100.00%
6.000—6.499	56	$23,974,019.78	4.31%	6.346%	76.82%	671	85.96%	100.00%
6.500—6.999	108	$45,577,636.37	8.19%	6.841%	78.09%	651	82.11%	100.00%
7.000—7.499	150	$62,716,562.07	11.28%	7.329%	81.94%	646	87.26%	100.00%
7.500—7.999	257	$101,110,321.85	18.18%	7.823%	80.46%	638	79.50%	100.00%
8.000—8.499	231	$91,489,702.66	16.45%	8.264%	81.40%	632	67.64%	100.00%
8.500—8.999	223	$91,881,304.75	16.52%	8.776%	82.41%	627	55.20%	100.00%
9.000—9.499	122	$49,643,942.21	8.93%	9.235%	83.65%	603	58.17%	100.00%
9.500—9.999	118	$42,805,486.02	7.70%	9.767%	84.63%	590	56.03%	100.00%
10.000—10.499	55	$15,630,975.71	2.81%	10.244%	83.44%	589	52.04%	100.00%
10.500—10.999	51	$15,812,437.48	2.84%	10.763%	81.73%	559	44.45%	100.00%
11.000—11.499	19	$5,693,254.64	1.02%	11.144%	85.97%	587	17.65%	100.00%
11.500—11.999	14	$4,769,596.13	0.86%	11.728%	79.06%	533	17.09%	100.00%
12.000—12.499	4	$856,759.51	0.15%	12.096%	73.88%	524	17.06%	100.00%
12.500—12.999	1	$33,481.05	0.01%	12.900%	75.78%	491	100.00%	100.00%
Total	1,420	$556,166,482.90	100.00%	8.340%	81.44%	627	68.31%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
11.500—11.999	11	$4,171,002.67	0.75%	5.815%	71.48%	654	100.00%	100.00%
12.000—12.499	56	$23,974,019.78	4.31%	6.346%	76.82%	671	85.96%	100.00%
12.500—12.999	108	$45,577,636.37	8.19%	6.841%	78.09%	651	82.11%	100.00%
13.000—13.499	150	$62,716,562.07	11.28%	7.329%	81.94%	646	87.26%	100.00%
13.500—13.999	257	$101,110,321.85	18.18%	7.823%	80.46%	638	79.50%	100.00%
14.000—14.499	231	$91,489,702.66	16.45%	8.264%	81.40%	632	67.64%	100.00%
14.500—14.999	223	$91,881,304.75	16.52%	8.776%	82.41%	627	55.20%	100.00%
15.000—15.499	122	$49,643,942.21	8.93%	9.235%	83.65%	603	58.17%	100.00%
15.500—15.999	118	$42,805,486.02	7.70%	9.767%	84.63%	590	56.03%	100.00%
16.000—16.499	55	$15,630,975.71	2.81%	10.244%	83.44%	589	52.04%	100.00%
16.500—16.999	51	$15,812,437.48	2.84%	10.763%	81.73%	559	44.45%	100.00%
17.000—17.499	19	$5,693,254.64	1.02%	11.144%	85.97%	587	17.65%	100.00%
17.500—17.999	14	$4,769,596.13	0.86%	11.728%	79.06%	533	17.09%	100.00%
18.000—18.499	4	$856,759.51	0.15%	12.096%	73.88%	524	17.06%	100.00%
18.500—18.999	1	$33,481.05	0.01%	12.900%	75.78%	491	100.00%	100.00%
Total	1,420	$556,166,482.90	100.00%	8.340%	81.44%	627	68.31%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	266	$77,056,277.70	13.85%	8.158%	80.66%	640	82.93%	100.00%
2.000	775	$342,480,373.04	61.58%	8.550%	81.99%	619	62.85%	100.00%
3.000	379	$136,629,832.16	24.57%	7.917%	80.51%	639	73.78%	100.00%
Total	1,420	$556,166,482.90	100.00%	8.340%	81.44%	627	68.31%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	1,364	$532,743,290.45	95.79%	8.303%	81.30%	627	68.45%	100.00%
2.000	56	$23,423,192.45	4.21%	9.169%	84.59%	617	65.31%	100.00%
Total	1,420	$556,166,482.90	100.00%	8.340%	81.44%	627	68.31%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
6/1/2007	5	$656,693.97	0.12%	9.770%	63.79%	650	41.58%	100.00%
7/1/2007	3	$312,426.74	0.06%	10.508%	79.69%	641	45.39%	100.00%
8/1/2007	44	$4,477,159.36	0.81%	10.689%	81.56%	603	71.54%	100.00%
9/1/2007	59	$5,111,535.98	0.92%	11.011%	79.96%	574	76.10%	100.00%
10/1/2007	5	$280,469.02	0.05%	11.123%	72.92%	573	75.12%	100.00%
7/1/2008	1	$248,779.28	0.04%	7.625%	80.00%	633	0.00%	100.00%
9/1/2008	3	$1,350,301.79	0.24%	8.006%	78.70%	603	91.69%	100.00%
10/1/2008	2	$1,509,217.18	0.27%	7.241%	83.93%	684	100.00%	100.00%
11/1/2008	4	$991,693.87	0.18%	7.419%	85.16%	626	82.35%	100.00%
12/1/2008	6	$2,204,869.48	0.40%	8.497%	79.88%	594	16.65%	100.00%
1/1/2009	38	$18,448,185.52	3.32%	8.592%	82.37%	638	37.34%	100.00%
2/1/2009	41	$14,560,386.76	2.62%	8.701%	83.25%	635	38.13%	100.00%
3/1/2009	340	$152,872,266.43	27.49%	8.275%	81.46%	620	66.06%	100.00%
4/1/2009	496	$212,693,380.16	38.24%	8.496%	81.86%	624	71.64%	100.00%
5/1/2009	13	$5,114,180.00	0.92%	9.193%	83.36%	618	51.46%	100.00%
11/1/2009	1	$658,035.56	0.12%	9.625%	85.00%	572	0.00%	100.00%
12/1/2009	2	$1,139,036.11	0.20%	9.299%	81.93%	584	24.32%	100.00%
1/1/2010	4	$1,675,693.71	0.30%	8.326%	78.44%	563	100.00%	100.00%
2/1/2010	7	$2,858,232.21	0.51%	9.029%	73.87%	649	11.88%	100.00%
3/1/2010	49	$20,947,835.83	3.77%	8.116%	81.68%	629	71.88%	100.00%
4/1/2010	93	$39,487,833.40	7.10%	8.014%	82.27%	642	76.44%	100.00%
5/1/2010	5	$1,670,160.00	0.30%	8.123%	80.13%	626	84.31%	100.00%
9/1/2011	3	$475,498.54	0.09%	8.459%	86.70%	586	100.00%	100.00%
11/1/2011	2	$1,072,897.95	0.19%	8.346%	81.34%	628	30.36%	100.00%
12/1/2011	1	$305,999.99	0.06%	6.825%	90.00%	642	100.00%	100.00%
1/1/2012	1	$312,000.00	0.06%	5.675%	80.00%	686	100.00%	100.00%
2/1/2012	6	$2,227,822.19	0.40%	7.918%	84.94%	647	54.50%	100.00%
3/1/2012	84	$25,895,204.25	4.66%	7.425%	78.92%	644	82.60%	100.00%
4/1/2012	98	$34,407,337.62	6.19%	7.696%	79.32%	647	73.67%	100.00%
5/1/2012	4	$2,201,350.00	0.40%	8.595%	77.28%	614	69.92%	100.00%
Total	1,420	$556,166,482.90	100.00%	8.340%	81.44%	627	68.31%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	15	$3,088,932.08	0.46%	8.997%	81.73%	626	79.86%	50.37%
Alaska	5	$737,400.60	0.11%	8.471%	82.66%	657	100.00%	34.17%
Arizona	46	$14,375,983.55	2.14%	8.183%	83.06%	636	92.73%	87.35%
Arkansas	8	$515,281.98	0.08%	9.713%	78.90%	593	80.09%	41.49%
California	973	$354,247,781.76	52.83%	8.368%	82.08%	635	67.14%	87.40%
Colorado	43	$10,618,086.44	1.58%	8.445%	81.33%	645	55.68%	75.87%
Connecticut	9	$4,047,077.72	0.60%	8.166%	76.47%	590	86.63%	90.55%
District of Columbia	12	$4,150,809.48	0.62%	8.430%	80.76%	617	77.27%	76.02%
Florida	156	$37,559,415.68	5.60%	8.881%	83.95%	622	53.52%	84.67%
Georgia	19	$5,497,821.06	0.82%	7.995%	82.81%	609	86.87%	67.52%
Hawaii	14	$5,428,299.45	0.81%	7.847%	77.15%	647	83.61%	54.32%
Idaho	13	$2,792,220.44	0.42%	8.302%	84.94%	633	94.36%	86.97%
Illinois	49	$13,303,542.65	1.98%	8.848%	81.54%	620	69.84%	81.57%
Indiana	8	$1,105,778.69	0.16%	8.639%	84.85%	635	30.19%	78.46%
Iowa	3	$235,512.20	0.04%	10.065%	89.06%	545	100.00%	100.00%
Kansas	4	$863,576.94	0.13%	9.980%	85.71%	583	16.30%	100.00%
Kentucky	3	$990,679.41	0.15%	9.460%	83.04%	633	100.00%	76.67%
Louisiana	5	$1,243,204.77	0.19%	8.249%	72.29%	632	92.11%	0.00%
Maine	3	$442,489.52	0.07%	8.552%	76.98%	585	77.87%	0.00%
Maryland	66	$24,960,652.63	3.72%	8.210%	82.71%	631	80.59%	70.93%
Massachusetts	21	$9,842,977.27	1.47%	8.879%	80.22%	613	55.45%	94.53%
Michigan	25	$4,236,703.63	0.63%	9.196%	80.33%	613	52.21%	91.13%
Minnesota	9	$1,323,720.26	0.20%	7.799%	80.92%	634	62.94%	75.03%
Mississippi	4	$232,388.15	0.03%	9.820%	90.05%	605	70.75%	20.80%
Missouri	20	$1,370,287.90	0.20%	10.208%	85.62%	607	83.49%	63.11%
Montana	4	$914,843.29	0.14%	8.860%	86.19%	609	87.76%	87.76%
Nebraska	7	$1,047,398.68	0.16%	8.589%	75.23%	624	88.17%	78.07%
Nevada	10	$3,441,567.30	0.51%	8.703%	78.47%	668	54.74%	92.06%
New Hampshire	2	$299,828.89	0.04%	8.890%	84.00%	651	100.00%	80.00%
New Jersey	54	$21,356,081.69	3.18%	8.656%	80.85%	615	75.74%	94.39%
New Mexico	11	$2,643,262.42	0.39%	8.795%	78.10%	628	62.81%	54.93%
New York	68	$28,378,643.11	4.23%	8.051%	77.55%	618	68.73%	73.51%
North Carolina	17	$2,548,594.74	0.38%	8.992%	83.25%	617	87.84%	85.73%
Ohio	22	$2,815,210.78	0.42%	8.615%	79.48%	628	65.65%	31.70%
Oklahoma	9	$1,089,298.57	0.16%	10.227%	83.93%	572	94.15%	71.79%
Oregon	53	$13,942,439.05	2.08%	8.325%	82.28%	630	83.23%	83.28%
Pennsylvania	29	$5,172,875.13	0.77%	8.579%	83.26%	603	73.61%	76.28%
Rhode Island	3	$767,462.38	0.11%	8.058%	79.03%	617	100.00%	23.44%
South Carolina	4	$264,167.23	0.04%	10.262%	84.90%	594	100.00%	71.70%
South Dakota	2	$284,005.70	0.04%	9.911%	81.05%	572	100.00%	100.00%
Tennessee	23	$4,154,604.19	0.62%	9.209%	82.74%	603	79.40%	66.36%
Texas	195	$30,439,679.20	4.54%	8.711%	81.86%	620	82.71%	65.36%
Utah	10	$2,934,650.31	0.44%	9.261%	77.87%	595	51.91%	91.83%
Virginia	20	$7,577,338.78	1.13%	8.225%	83.49%	623	92.61%	75.36%
Washington	118	$34,753,377.29	5.18%	8.315%	83.06%	628	74.22%	86.65%
West Virginia	3	$259,187.29	0.04%	9.183%	86.96%	649	0.00%	26.93%
Wisconsin	7	$1,383,718.88	0.21%	8.846%	85.85%	641	100.00%	72.90%
Wyoming	2	$901,145.80	0.13%	6.662%	80.21%	721	100.00%	4.18%
Total	2,206	$670,580,004.96	100.00%	8.442%	81.89%	629	70.10%	82.94%